EXECUTION VERSION CH1 8380576v.18 AGREEMENT AND PLAN OF MERGER BY AND AMONG SWM ACQUISITION CORP. I SWM ACQUISITION CORP. II DELSTAR, INC. THE SELLERS NAMED HEREIN AND SCHWEITZER-MAUDUIT INTERNATIONAL, INC. (solely for the limited purposes of Section 2.14) Dated as of November 18, 2013

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................1 1.1 Certain Definitions ...................................................................................................1 1.2 Other Definitional and Interpretive Matters ..........................................................18 ARTICLE II THE MERGER.........................................................................................................19 2.1 Merger ....................................................................................................................19 2.2 Effective Time .......................................................................................................20 2.3 Effects of the Merger .............................................................................................20 2.4 Certificate of Incorporation and Bylaws of the Surviving Corporation ................20 2.5 Directors and Officers of the Surviving Corporation ............................................20 2.6 Redemption of Redeemable Preferred Shares .......................................................20 2.7 Conversion of Securities ........................................................................................20 2.8 No Further Ownership Rights in Securities ...........................................................21 2.9 Lost Certificates .....................................................................................................21 2.10 Appraisal Rights.....................................................................................................22 2.11 Letters of Transmittal .............................................................................................22 2.12 Undistributed Payment Funds ................................................................................22 2.13 Escheat ...................................................................................................................22 2.14 Guaranty by Guarantor ..........................................................................................23 ARTICLE III MERGER CONSIDERATION...............................................................................23 3.1 Payment of Initial Merger Consideration and Other Amounts ..............................23 3.2 Purchase Price Adjustments ...................................................................................25 3.3 Escrow and Holdback Arrangements.....................................................................28 3.4 Administrative Expense Account ..........................................................................29 3.5 Tax Treatment of Payments ...................................................................................30 3.6 Tax Withholding ....................................................................................................30 ARTICLE IV CLOSING AND TERMINATION .........................................................................30 4.1 Closing Date...........................................................................................................30 4.2 Termination of Agreement .....................................................................................31 4.3 Procedure Upon Termination .................................................................................32

TABLE OF CONTENTS
(continued)

Page

4.4	Effect of Termination	32
ARTICLE V REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY		33
5.1	Organization and Good Standing	33
5.2	Authorization of Agreement	33
5.3	Conflicts; Consents of Third Parties	34
5.4	Capitalization	34
5.5	Subsidiaries	35
5.6	Financial Statements	36
5.7	No Undisclosed Liabilities	36
5.8	Absence of Certain Developments	36
5.9	Taxes	37
5.10	Real Property	38
5.11	Personal Property	39
5.12	Intellectual Property	39
5.13	Material Contracts	41
5.14	Employee Benefits Plans	42
5.15	Labor	44
5.16	Litigation	45
5.17	Compliance with Laws; Permits	45
5.18	Environmental Matters	45
5.19	Insurance	46
5.20	Financial Advisors	46
5.21	Related Party Transactions	46
5.22	Customers and Suppliers	47
5.23	Product Liability; Warranties	47
5.24	Anti-Corruption Matters	47
5.25	No Other Representations or Warranties; Schedules	47
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE SELLERS		48
6.1	Organization and Good Standing	48

ii

TABLE OF CONTENTS (continued) Page iii 6.2 Authorization of Agreement ..................................................................................48 6.3 Conflicts; Consents of Third Parties ......................................................................48 6.4 Ownership and Transfer of Shares .........................................................................49 6.5 Litigation ................................................................................................................49 6.6 Financial Advisors .................................................................................................49 6.7 No Other Representations or Warranties ...............................................................49 ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PURCHASER ......................49 7.1 Organization and Good Standing ...........................................................................49 7.2 Authorization of Agreement ..................................................................................49 7.3 Conflicts; Consents of Third Parties ......................................................................50 7.4 Litigation ................................................................................................................50 7.5 No Prior Activities .................................................................................................51 7.6 Financial Advisors .................................................................................................51 7.7 Financial Capability ...............................................................................................51 7.8 Solvency .................................................................................................................51 7.9 Condition of the Business ......................................................................................52 ARTICLE VIII COVENANTS......................................................................................................52 8.1 Access to Information ............................................................................................52 8.2 Conduct of the Business Pending the Closing .......................................................53 8.3 Consents .................................................................................................................55 8.4 Regulatory Approvals ............................................................................................55 8.5 Further Assurances.................................................................................................56 8.6 Confidentiality .......................................................................................................56 8.7 Indemnification, Exculpation and Insurance .........................................................56 8.8 Pre-Closing Estimates ............................................................................................59 8.9 Preservation of Records .........................................................................................59 8.10 Publicity .................................................................................................................59 8.11 Employment and Employee Benefits.....................................................................60 8.12 Control of Business ................................................................................................61

TABLE OF CONTENTS (continued) Page iv 8.13 Jointly Privileged Information ...............................................................................62 8.14 Notification ............................................................................................................62 8.15 Related Party Accounts and Agreements ...............................................................62 8.16 Release ...................................................................................................................62 8.17 Certain Restrictive Covenants................................................................................63 8.18 Restrictions on Competition and Interference .......................................................64 8.19 Tolling ....................................................................................................................64 8.20 Drag-Along ............................................................................................................64 ARTICLE IX CONDITIONS TO CLOSING ...............................................................................64 9.1 Conditions Precedent to Obligations of Purchaser and Merger Sub ......................64 9.2 Conditions Precedent to Obligations of the Sellers ...............................................66 9.3 Frustration of Closing Conditions ..........................................................................67 ARTICLE X INDEMNIFICATION ..............................................................................................67 10.1 Survival of Provisions ............................................................................................67 10.2 Indemnification by Equity Holders ........................................................................68 10.3 Indemnification by Purchaser and Surviving Corporation ....................................69 10.4 Indemnification Procedures ...................................................................................69 10.5 Certain Limitations on Indemnification .................................................................72 10.6 Calculation of Losses .............................................................................................73 10.7 Materiality ..............................................................................................................73 10.8 Exclusive Remedy .................................................................................................73 ARTICLE XI TAX MATTERS.....................................................................................................74 11.1 Tax Returns ............................................................................................................74 11.2 Payment of Taxes ...................................................................................................75 11.3 Controversies; Tax Benefits ...................................................................................76 11.4 Amended Tax Returns; Carrybacks .......................................................................78 11.5 Prior Tax Agreements ............................................................................................79 11.6 Post-Closing Access and Cooperation ...................................................................79

TABLE OF CONTENTS (continued) Page v ARTICLE XII MISCELLANEOUS ..............................................................................................79 12.1 Payment of Sales, Use or Similar Taxes ................................................................79 12.2 Expenses ................................................................................................................80 12.3 Equity Holder Representative ................................................................................80 12.4 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial 81 12.5 Entire Agreement; Amendments and Waivers ......................................................82 12.6 Governing Law ......................................................................................................82 12.7 Notices ...................................................................................................................83 12.8 Severability ............................................................................................................85 12.9 Conflicts and Privilege ...........................................................................................85 12.10 Binding Effect; Assignment ...................................................................................86 12.11 Counterparts ...........................................................................................................86 12.12 Termination of Agreements ...................................................................................87 12.13 Specific Performance .............................................................................................87 12.14 No Third Party Beneficiaries .................................................................................87 12.15 Conflicts Between Transaction Documents ...........................................................87 12.16 Consents .................................................................................................................87 12.17 Time of the Essence ...............................................................................................87 12.18 Non-Recourse ........................................................................................................88

Schedules

Schedule 1.1	Agreed Principles and Calculation of Net Working Capital
Schedule 1.2	Indebtedness
Schedule 1.3	Capital Expenditures
Schedule 5.3(a)	No Conflicts
Schedule 5.3(b)	Consents
Schedule 5.4(b)	Outstanding Options and Warrants
Schedule 5.5	Subsidiaries
Schedule 5.6	Financial Statements
Schedule 5.7	No Undisclosed Liabilities
Schedule 5.8	Absence of Certain Developments
Schedule 5.9	Taxes
Schedule 5.9(n)	Disregarded Tax Entities
Schedule 5.10	Real Property
Schedule 5.11	Tangible Personal Property
Schedule 5.12(a)	Intellectual Property
Schedule 5.12(b)	Intellectual Property Licenses
Schedule 5.12(c)	Certain Intellectual Property Matters
Schedule 5.12(f)	Invention Assignments
Schedule 5.13(a)	Material Contracts
Schedule 5.13(b)	Certain Material Contracts Matters
Schedule 5.14(a)(i)	Employee Benefit Plans
Schedule 5.14(a)(ii)	Post-Employment Welfare Benefits
Schedule 5.14(a)(iii)	Beneficiary Welfare Plans
Schedule 5.14(f)(i)	Change in Control
Schedule 5.14(f)(ii)	Section 280G
Schedule 5.15(d)	Employee Data
Schedule 5.15(e)	Employees On Disability Leave
Schedule 5.15(f)	Employees Not Employed At Will
Schedule 5.16	Litigation
Schedule 5.18	Environmental Matters
Schedule 5.19	Insurance Policies
Schedule 5.20	Company Financial Advisors
Schedule 5.21	Related Party Transactions
Schedule 5.22	Customers and Suppliers
Schedule 6.6	Seller Financial Advisors
Schedule 8.2	Conduct of Business
Schedule 8.18	Non-Competition

Exhibits

Exhibit A – Equity Holders Information
Exhibit B – Escrow Agreement

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER, dated as of November 18, 2013 (this “Agreement”), by and among SWM Acquisition Corp. I, a corporation existing under the laws of Delaware (“Purchaser”), SWM Acquisition Corp. II, a corporation existing under the laws of Delaware (“Merger Sub”), Delstar, Inc., a corporation existing under the laws of Delaware (the “Company”), certain security holders of the Company listed on the signature pages hereto (each a “Seller” and, collectively, the “Sellers”), solely for purposes of Sections 3.1, 3.2, 3.3, 3.4, 8.9, 8.10, 10.4 and Article XI and Article XII hereof in the capacity as Equity Holder Representative (as defined below), American Capital, Ltd., a Delaware corporation, and, solely for purposes of Section 2.14, Schweitzer-Mauduit International, Inc., a Delaware corporation (the “Guarantor”). W I T N E S S E T H: WHEREAS, the respective Boards of Directors of Purchaser (on its own behalf and as the sole stockholder of Merger Sub), Merger Sub and the Company have each approved and declared advisable this Agreement and, upon the terms and subject to the conditions provided for in this Agreement, Purchaser’s acquisition of the Company pursuant to the merger of Merger Sub with and into the Company, with the Company being the surviving corporation and direct wholly-owned subsidiary of Purchaser (the “Merger”); WHEREAS, as at the date hereof, the Equity Holders own an aggregate of (a) (i) 10,288 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Shares”), (ii) 2,075 shares of the Company’s Series A Redeemable Payment-in-Kind Preferred Stock, $0.001 par value per share (the “Series A Redeemable Preferred Shares”), 45,650 shares of the Company’s Series B Redeemable Payment-In-Kind Preferred Stock, $0.001 par value per share (the “Series B Redeemable Preferred Shares”), 50,722 shares of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Convertible Preferred Shares”) (the Series A Redeemable Preferred Shares, the Series B Redeemable Preferred Shares and the Series C Convertible Preferred Shares, collectively, the “Preferred Shares” and, together with the Common Shares, the “Shares”), which constitute 100% of the issued and outstanding stock of the Company (b) 30,658 options to purchase Common Shares (the “Options”) and (c) 152,918 warrants to purchase Common Shares (the “Warrants”); and WHEREAS, certain terms used in this Agreement are defined in Section 1.1; NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Certain Definitions. (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

2 “2013 Audited Financial Statements” has the meaning assigned for such term in Section 8.1(b) hereof. “A&P” means Arnold & Porter LLP. “ACAS” means American Capital, Ltd., a Delaware corporation. “ACAS Indemnitors” has the meaning assigned for such term in Section 8.7(h) hereof. “ACAS Parties” means, collectively, ACAS and their respective Affiliates. “Administrative Expense Account” means the account maintained by the Equity Holder Representative into which the payment required by Section 3.1(f) shall be made and any successor account in which the Aggregate Administrative Expense Amount shall be held by the Equity Holder Representative. “Administrative Expense Percentage” means, with respect to each Equity Holder (other than the ACAS Parties) a fraction, the numerator of which is the number of Common Shares owned by such Equity Holder (considering all Series C Convertible Preferred Shares on an as-converted basis pursuant to the Charter and considering all In-the-Money Options and Warrants held by such Equity Holder on an as-exercised basis) and the denominator of which is the number of Common Shares owned by all Equity Holders (other than the ACAS Parties) (considering all Series C Convertible Preferred Shares on an as-converted basis pursuant to the Charter and considering all In-the-Money Options and Warrants held by such Equity Holder on an as-exercised basis). “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, provided, however, that in the case of the ACAS Parties, ACAS Party portfolio companies which meet the foregoing definition shall be excluded therefrom other than in the case of the definition of Transaction Expenses, Section 5.11 (Personal Property) and Section 5.21 (Related Party Transactions), and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Agreement” has the meaning assigned for such term in Preamble hereto. “Aggregate Administrative Expense Amount” means $150,000 and any earnings on such amount, as such amount may be reduced from time to time in accordance with the terms of this Agreement. “Aggregate Exercise Amount” means the aggregate amount that would be paid to the Company in respect of all In-the-Money Options and Warrants outstanding immediately prior to the Closing had such In-the-Money Options and Warrants been exercised (and assuming payment in full of the exercise price of each such In-the-Money Option and Warrant solely in cash) immediately prior to the Closing in accordance with the terms of the applicable Option or

3 Warrant agreement with the Company pursuant to which such In-the-Money Option or Warrant was issued. “Agreed Principles” means (i) the specific accounting principles, policies, procedures, categorizations, definitions, methods, practices and techniques which are set forth on Schedule 1.1; and (ii) to the extent not otherwise addressed in clause (i), GAAP as consistently applied in the preparation of the Audited Financial Statements. “Antitrust Laws” means, collectively, the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. “Audited Financial Statements” means the audited consolidated balance sheet of the Company and the Subsidiaries as at September 30, 2012 and the related audited consolidated statements of income and of cash flows of the Company and the Subsidiaries for the year then ended, each as contained in the Financial Statements. “Balance Sheet” has the meaning assigned for such term in Section 5.6 hereof. “Balance Sheet Date” has the meaning assigned for such term in Section 5.6 hereof. “Business Day” means any day of the year on which national banking institutions in New York or Maryland are open to the public for conducting business and are not required or authorized to close. “Cap” means an amount equal to eight percent (8%) of Enterprise Value. “Cash” means cash and cash equivalents of the Company and the Subsidiaries on a consolidated basis (including marketable securities and short term investments) calculated in accordance with GAAP; provided, that “Cash” shall not be calculated net of the amount of any bank overdrafts, outstanding checks or held checks. “Certificate of Merger” means a certificate of merger executed in accordance with the relevant provisions of the DGCL and effecting the Merger under the DGCL. “Charter” means the Company’s Amended and Restated Certificate of Incorporation, as amended. “Charter Documents” has the meaning assigned for such term in Section 5.1 hereof. “Claim” has the meaning assigned for such term in Section 8.16 hereof.

4 “Closing” means the closing of the Merger. “Closing Certificate” means a certificate, in form and substance reasonably satisfactory to Purchaser, duly executed on behalf of the Company by the chief executive officer of the Company, containing the following information (to be set forth on an accompanying spreadsheet) and the representation and warranty of the Company that all of such information is accurate and complete (and in the case of dollar amounts, properly calculated) as of the Closing (together, in each case, with documentation reasonably satisfactory to Purchaser in support of the calculation of the following amounts set forth therein): (A) the aggregate amount, as of immediately prior to the Closing, of all unpaid Transaction Expenses; (B) the Debt Payoff Amount; (C) the Estimated Closing Statement; (D) the Redeemable Preferred Stock Redemption Amount; (E) the Aggregate Exercise Amount; (F) the Equity Value; and (G) an updated Exhibit A that sets forth, with respect to each Equity Holder, the net cash amount to be paid to such Equity Holder at the Closing pursuant to Section 3.1(b), the Redeemable Preferred Stock Preference Amount, if any, to be paid to such Equity Holder pursuant to Section 3.1(g) and the Ownership Percentage of such Equity Holder. “Closing Date” means December 12, 2013, or, if by such date any of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing) have not been satisfied or waived by the party entitled to the benefit thereof, then (subject to Section 4.2(a) hereof) on the first Business Day following the satisfaction or waiver of all such outstanding conditions, unless another time, date or place is agreed to in writing by the parties. “Closing Net Working Capital” means the Net Working Capital as of the opening of business on the Closing Date. “Closing Statement” means a closing statement and a certificate based thereon setting forth Purchaser’s calculation of Cash and Closing Net Working Capital. “COBRA” has the meaning assigned for such term in Section 5.14(a) hereof. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral Source” means a source of (i) amounts actually recovered by the indemnified party pursuant to any indemnification by or indemnification or other agreement with any third party or (ii) any insurance proceeds or other cash receipts or sources of reimbursement actually received as an offset against such Loss (net of any costs incurred to recover such amounts). “Common Shares” has the meaning assigned for such term in the Recitals hereto. “Company” has the meaning assigned for such term in the Preamble hereto. “Company Benefit Plan” has the meaning assigned for such term in Section 5.14(a) hereof.

5 “Company Cure Period” has the meaning assigned for such term in Section 4.2(e) hereof. “Company Documents” has the meaning assigned for such term in Section 5.2 hereof. “Company Intellectual Property” means all Intellectual Property used by or held for use by the Company or any of the Subsidiaries. “Company Properties” has the meaning assigned for such term in Section 5.10(a) hereof. “Company Property” has the meaning assigned for such term in Section 5.10(a) hereof. “Confidential Information” has the meaning assigned for such term in Section 8.6(b) hereof. “Confidentiality Agreement” means that certain Confidentiality Agreement entered into between Schweitzer-Mauduit International, Inc. and Moelis, on behalf of the Company, dated as of August 5, 2013. “Continuing Employees” has the meaning assigned for such term in Section 8.11(a) hereof. “Contract” means any written or oral contract, agreement, purchase order, warranty, indenture, note, bond, mortgage, loan, instrument, lease, or license or legally binding commitment of any nature. “Copyrights” has the meaning specified in Section 1.1 (in Intellectual Property definition). “Current Assets” means the consolidated accounts receivable, inventory and other current assets of the Company and its Subsidiaries (but shall exclude Cash, income tax receivables and deferred tax assets). “Current Liabilities” means the consolidated accounts payable and accrued expenses of the Company and its Subsidiaries, (but shall exclude any income tax liabilities, accounts payable related to only those capital expenditures specifically identified on Schedule 8.2 as “one-time” capital expenditures, accrued bonuses under the management incentive plan and gain sharing program, deferred tax liabilities, and liabilities (including the current portion of Indebtedness) paid pursuant to the terms of Section 3.1 hereof). “Debt Payoff Amount” means the amount necessary to fully repay and discharge the Indebtedness set forth on Schedule 1.2 and related fees and expenses of the Company and the Subsidiaries outstanding at and as of the Closing (including any amounts owed to ACAS or its Affiliates in connection with any unpaid fees under the Investment Banking Agreement).

6 “Deductible” means an amount equal to one percent (1%) of Enterprise Value. “Deferred Compensation Plan” has the meaning assigned for such term in Section 8.11(e) hereof. “Delaware Secretary of State” means the Secretary of State of the State of Delaware. “DGCL” means the General Corporation Law of the State of Delaware, as amended. “Disclosure Schedules” means the disclosure schedules attached to this Agreement and made a part hereof, as amended or supplemented in accordance with the terms hereof. “Dissenting Shares” means any of the Shares that are issued and outstanding immediately prior to the Effective Time, which are held by a Dissenting Stockholder, in respect of which the Dissenting Stockholder shall have perfected, and not withdrawn or lost, rights of appraisal under the DGCL. “Dissenting Stockholder” means any holder of shares of Common Shares who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL. “Effective Time” means the date and time at which the Merger becomes effective, whether occurring at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Company and the Purchaser agree in writing and shall specify in the Certificate of Merger. “Enterprise Value” means an amount equal to Two Hundred Thirty One Million Five Hundred Thousand Dollars ($231,500,000). “Environmental Law” means any applicable Law as currently in effect relating to the protection of the environment or natural resources, and occupational health and safety in respect of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.),and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as each has been amended and the regulations promulgated pursuant thereto. “Environmental Permits” shall have the meaning set forth in Section 5.18(a).

7 “Equity Holder Representative” means ACAS in the capacity as Equity Holder Representative as appointed and set forth in Section 12.3 (or such other Person as appointed to succeed ACAS as provided therein). “Equity Holders” means the holders of Common Shares, the holders of Preferred Shares, the Option Holders and the Warrant Holders, including the Sellers. “Equity Value” means the quotient of (a) Enterprise Value, minus (i) the Debt Payoff Amount, minus (ii) Transaction Expenses paid pursuant to Section 3.1(h), plus (iii) Cash, plus (iv) the Aggregate Exercise Amount, plus (v) the amount, if any, by which Working Capital exceeds the Target Net Working Capital, minus (vi) the amount, if any, by which Working Capital is less than the Target Net Working Capital, minus (vii) the Redeemable Preferred Stock Redemption Amount, minus (viii) the net amount of capital expenditures identified on Schedule 1.3 that shall not have been paid by the Company in the period from the date of this Agreement to the Closing Date to the extent the payment of such capital expenditures has a Target Payment Date (as so identified on Schedule 1.3) on or prior to the Closing Date (for illustrative purposes, if the Closing shall occur on December 1, 2013, Equity Value shall be reduced by the amount of any capital expenditures not paid by the Company prior to the Closing Date with respect to the capital expenditures identified on Schedule 1.3 as having a Target Payment Date of November 30, 2013 and any capital expenditures identified on such schedule as having a Target Payment Date after December 1, 2013 shall not be a reduction to Equity Value), divided by (b) the sum of the aggregate number of Common Shares issued and outstanding on a fully diluted basis (considering all Series C Convertible Preferred Shares on an as-converted basis and giving effect to Common Shares issuable upon exercise of In-the-Money Options and Warrants) as of the Closing Date but immediately prior to the Closing. The terms “Cash” and “Working Capital” as used in this definition shall mean Estimated Cash and Estimated Net Working Capital prior to the determination of Final Cash and Final Net Working Capital in accordance with Section 3.2 hereof; thereafter, Working Capital shall mean Final Cash and Final Net Working Capital. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any entity or any trade or business (whether or not incorporated) that, together with the Company or any of the Subsidiaries, would be treated as a single employer for purposes of Section 4001 of ERISA or Section 414 of the Code. “Escrow Account” means the account created by the Escrow Agent into which the payment required by Section 3.1(c) shall be made and any succeeding account in which the Escrow Amount shall be held by the Escrow Agent. “Escrow Agent” means PNC Bank, N.A., as escrow agent under the Escrow Agreement, or any successor Person appointed in accordance with the terms of the Escrow Agreement. “Escrow Agreement” means an escrow agreement, substantially in the form attached as Exhibit B hereto, to be executed as of the Closing by and among Purchaser, the

8 Equity Holder Representative and the Escrow Agent providing for the holding and disbursement of funds from the Escrow Account in accordance with the terms hereof. “Escrow Amount” means an amount equal to five percent (5%) of Enterprise Value, and any earnings on such amount, as such amount may be reduced from time to time due to payments made therefrom in accordance with the terms of this Agreement and the Escrow Agreement. “Escrow Subaccount” shall have the meaning set forth in Section 3.3(a). “Estimated Cash” means the Company’s good faith estimate of Cash as of the opening of business on the Closing Date. “Estimated Closing Statement” means a statement setting forth the Estimated Cash and Estimated Net Working Capital. “Estimated Net Working Capital” means the Company’s good faith estimate of Net Working Capital as of the opening of business on the Closing Date. “Excluded Matter” means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general (including any change in interest or exchange rates); (ii) the effect of any general business or economic condition that generally affects the industries in which the Company or any of the Subsidiaries operates; (iii) the effect of any change arising in connection with natural disasters, earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any changes caused by the taking of any action at the written request of Purchaser or any of its Affiliates; (v) the effect of any changes in applicable Laws, GAAP or accounting rules, standards or interpretations thereof; (vi) the failure, in and of itself, of the Company or any of the Subsidiaries to meet any of its internal projections, budgets or forecasts (it being understood and agreed that the facts underlying such failure may be taken into consideration in determining whether there has been, is or would reasonably be expected to be, a Material Adverse Effect); or (vii) any effect resulting from the public announcement of this Agreement attributable to the identity of Purchaser as the prospective purchaser of the Company; provided, however, that the effects resulting from the matters referred to in each of clauses (i), (ii) and (v) shall only be considered an “Excluded Matter” if such matters do not materially disproportionately adversely impact the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate. “Excluded Taxes” means (i) any Liability for Taxes resulting from transactions or actions taken by the Company or any Subsidiary at the direction of Purchaser after the Closing on the Closing Date that are outside the Ordinary Course of Business, (ii) any Taxes that result from an actual or deemed election under Section 338 of the Code or any similar provisions of state, local or foreign Law in connection with the transactions contemplated by this Agreement, (iii) any Tax for a period other than a Pre-Closing Tax Period, and (iv) any Tax liability to the

9 extent that it is specifically reflected in and taken into account as a Current Liability in the determination of Final Net Working Capital. “Expiration Date” has the meaning assigned for such term in Section 10.1(a) hereof. “Final Cash” means Cash (i) as shown in Purchaser’s Closing Statement delivered pursuant to Section 3.2(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.2(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Equity Holder Representative and Purchaser pursuant to Section 3.2(c) or (B) in the absence of such agreement, as shown in the Independent Accountant’s calculation delivered pursuant to Section 3.2(c). “Final Merger Consideration” means (a) the product of (i) the Equity Value after giving effect to the determination of Final Cash and Final Net Working Capital multiplied by (ii) the aggregate number of shares of Common Shares issued and outstanding on a fully diluted basis (considering all Series C Convertible Preferred Shares on an as-converted basis and giving effect to all Common Shares issuable upon exercise of In-the-Money Options and Warrants) as of the Closing Date but immediately prior to the Closing. “Final Net Working Capital” means Closing Net Working Capital (i) as shown in Purchaser’s Closing Statement delivered pursuant to Section 3.2(b) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.2(c); or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Equity Holder Representative and Purchaser pursuant to Section 3.2(d) or (B) in the absence of such agreement, as shown in the Independent Accountant’s calculation delivered pursuant to Section 3.2(d). “Financial Statements” has the meaning assigned for such term in Section 5.6 hereof. “Fundamental Representations” means representations and warranties set forth in Sections 5.1 (Organization and Good Standing) (first sentence only), 5.2 (Authorization of Agreement), 5.3(a) (Conflicts), 5.4 (Capitalization), 5.5 (Subsidiaries) (excluding the third sentence of Section 5.5(a)), 5.20 (Financial Advisors), 5.21 (Related Party Transactions), 6.1 (Organization and Good Standing), 6.2 (Authorization of Agreement), 6.3(a) (Conflicts), 6.4 (Ownership and Transfer of Shares), 6.6 (Financial Advisors), 7.2 (Authorization of Agreement) and 7.6 (Financial Advisors). “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the preparation of the Audited Financial Statements. “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private). “Hazardous Material” means any substance, material or waste which is regulated under any Environmental Law, including any substance, material or waste which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,”

10 “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, including petroleum and its by-products, asbestos and asbestos-containing materials. “Holdback Amount” means an amount equal to $1,000,000. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder. “Indebtedness” of any Person means, without duplication, (i) the principal of and, accreted value and accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (C) obligations of such Person in respect of capitalized leases and obligations for the deferred purchase price of goods or services (other than trade payables incurred in the Ordinary Course of Business), (D) any payment obligation in respect of interest under any existing interest rate swap or hedge agreement entered into by such Person, and any costs associated with termination of any such arrangement and (E) the aggregate amount of any bank overdrafts, outstanding checks and held checks; (ii) all obligations of the type referred to in clause (i) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (iii) all obligations of the type referred to in clauses (i) through (ii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person). Notwithstanding the foregoing, Indebtedness shall not include (i) intercompany obligations between or among the Company or any of the Subsidiaries or (ii) letters of credit (except to the extent drawn or otherwise not contingent). “Indemnitees” has the meaning assigned for such term in Section 8.7(a) hereof. “Indemnification Claim” means any Legal Proceeding instituted, or any claim asserted, by any third party in respect of which payment may be sought under Section 10.2 or 10.3 of this Agreement. “Independent Accountant” means KPMG LLP or other independent accounting firm mutually agreeable to the Company, Equity Holder Representative and Purchaser. “Initial Merger Consideration” means the product of (i) the Equity Value determined in accordance with the Estimated Closing Statement delivered pursuant to Section 3.2(a) multiplied by (ii) the aggregate number of shares of Common Shares issued and outstanding on a fully diluted basis (considering all Series C Convertible Preferred Shares on an as-converted basis and giving effect to all Common Shares issuable upon exercise of In-the- Money Options and Warrants) as of the Closing Date but immediately prior to the Closing. “Intellectual Property” means all intellectual property rights of any kind, including: (i) patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, extensions, utilization models, patents of addition, supplementary protection certificates, inventors’ certificates, patent term extensions, patent

11 disclosures, industrial designs and improvements thereto (collectively, “Patents”), (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, designs, logos, slogans, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, “Marks”), (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, “Copyrights”) and (iv) rights in Software and Technology. “Interest Rate” means a rate per annum equal to the rate of interest published from time to time by The Wall Street Journal, Eastern Edition, as the “prime rate” at large U.S. money center banks during the period from the applicable due date of a payment to the date of actual payment. “In-the-Money Options” means such Options with respect to which the exercise price is less than Equity Value. “Investment Banking Agreement” means that certain Investment Banking Services Agreement, dated as of December 2, 2005, between the Company and American Capital, Ltd. (f/k/a American Capital Financial Services, Inc.), as amended, supplemented or otherwise modified from time to time. “IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury. “Jointly Privileged Information” has the meaning assigned for such term in Section 8.13 hereof. “Knowledge of the Company” means the actual knowledge of Mark Abrahams, William Geissler, James Dickson and Tim Cullen, in each case, after reasonable inquiry. “Law” means any foreign, federal, state, local law, statute, constitution, treaty, principle of common law, directive, resolution, code, ordinance, edict, writ, decree, rule, regulation, judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body. “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), audit, examination or investigation, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel. “Letter of Transmittal” means a letter of transmittal, in a form reasonably acceptable to the Company and Purchaser, whereby each Equity Holder (i) surrenders such holder’s Common Shares, Preferred Shares, In-the-Money Options and/or Warrants for delivery pursuant hereto in exchange for the right to receive such Equity Holder’s share of the Initial Merger Consideration hereunder in respect thereof, (ii) agrees, with respect to any Options and/or Warrants held by such Person, to the cancellation of such In-the-Money Options and/or Warrants, (iii) agrees with the Equity Holder Representative that the Equity Holder

12 Representative shall have the respective power and authority allocated to each as provided in Section 12.3(d) hereof, (iv) agrees that by receipt of the consideration provided under Section 3.1(b) hereunder such Person agrees to be obligated as a Seller and an Equity Holder under the terms hereof (including the indemnification obligations under Section 10.2(a) hereof), (v) provides an appropriate form W-9 or W-8, (vi) other than those Persons with a contractual right not to do so, releases each of the Releasees (as defined below) from and against Claims as contemplated by Section 8.16, and (vii) other than those Persons with a contractual right not to do so, agrees to treat Confidential Information as contemplated by Section 8.6. “Liability” means any debt, liability or obligation of any nature whatsoever (whether direct or indirect, matured or unmatured, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not required by GAAP to be provided or reserved against on a balance sheet), and including all costs and expenses relating thereto. “Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction. “Losses” means any and all losses, Liabilities, Taxes, claims, demands, judgments, damages, fines, penalties, suits, causes of action, actions, costs and expenses, including reasonable attorneys’, accountants’, investigators’, experts’ fees and expenses, sustained or incurred in connection with the defense, investigation, adjudication, settlement or other resolution of any claim for indemnification (whether or not involving a third party). “Marks” has the meaning specified in the definition of “Intellectual Property” in this Section 1.1. “Material Adverse Effect” means any event, change, development, occurrence, state of facts, effect, condition or event that, individually or in the aggregate, has or would reasonably be expected to result in a material adverse effect on (i) the business, results of operations, financial condition, assets or operations of the Company and the Subsidiaries (taken as a whole) or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, in each case other than an effect resulting from an Excluded Matter. “Material Contracts” has the meaning assigned for such term in Section 5.13 hereof. “Merger” has the meaning set forth in the recitals. “Merger Expenses” has the meaning assigned for such term in Section 11.2(b). “Merger Sub” has the meaning set forth in the preamble. “Moelis” means Moelis & Company LLC. “Net Working Capital” means (i) Current Assets of the Company and its Subsidiaries on a consolidated basis, minus (ii) Current Liabilities of the Company and its

13 Subsidiaries on a consolidated basis, in each case as determined in accordance with the Agreed Principles and calculated in the same manner as and using the same line items and adjustments as set forth in the calculation of Net Working Capital as of September 30, 2013 set forth on Schedule 1.1 hereto. “OMM” means O’Melveny & Myers LLP. “Option Holder” means each holder of In-the-Money Options as listed on Exhibit A. “Options” has the meaning assigned for such term in the Recitals hereto. “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body. “Ordinary Course of Business” means the ordinary course of business operations of the Company and the Subsidiaries, consistent with their past practices. “Overlap Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date. “Owned Properties” has the meaning assigned for such term in Section 5.10(a) hereof. “Owned Property” has the meaning assigned for such term in Section 5.10(a) hereof. “Ownership Percentage” means, with respect to each Equity Holder, a fraction, the numerator of which is the number of Common Shares owned by such Equity Holder (considering all Series C Convertible Preferred Shares on an as-converted basis pursuant to the Charter and considering all In-the-Money Options and Warrants held by such Equity Holder on an as-exercised basis) and the denominator of which is the number of Common Shares owned by all Equity Holders (considering all Series C Convertible Preferred Shares on an as-converted basis pursuant to the Charter and considering all In-the-Money Options and Warrants held by all Equity Holders on an as-exercised basis). “Patents” has the meaning specified in Section 1.1 (in the definition of “Intellectual Property”). “Payment Agent” means such Person as may be mutually agreed by Purchaser and the Company. “Payment Fund” has the meaning assigned for such term in Section 3.1(k) hereof. “Payoff Letters” means the payoff letters, in form and substance reasonably acceptable to Purchaser, setting forth the respective sum amounts to be paid hereunder in order that any and all Debt Payoff Amounts shall be fully discharged and satisfied as provided under Section 3.1 hereof.

14 “Permits” means any approvals, authorizations, consents, licenses, permits, registrations, qualifications, accreditations or certificates of a Governmental Body. “Permitted Exceptions” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance, copies of which have been provided to Purchaser prior to the date of this Agreement; (ii) statutory liens for current Taxes, assessments or other governmental charges (A) not yet due and payable or (B) the amount or validity of which is being contested in good faith through appropriate proceedings, for which adequate reserves have been established and maintained on the Balance Sheet in accordance with GAAP; (iii) statutory mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business for sums not yet due and payable and for which adequate reserves have been established and maintained on the Balance Sheet in accordance with GAAP; (iv) to the extent they have been complied with, zoning, entitlement and other land use and environmental regulations by any Governmental Body; and (v) such other minor imperfections in title, charges, easements, restrictions and encumbrances which are not individually or in the aggregate material to the business of the Company and the Subsidiaries and do not materially detract from the value, use or occupancy of the Owned Property affected by such imperfection, charge, easement, restriction or encumbrance. “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity. “Pre-Closing Covenant” means a covenant or other agreement set forth in this Agreement that by its nature is required to be performed by or prior to the Closing. “Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date. “Preferred Shares” has the meaning assigned for such term in the Recitals hereto. “Purchaser” has the meaning assigned for such term in the Recitals hereto. “Purchaser Cure Period” has the meaning assigned for such term in Section 4.2(d) hereof. “Purchaser Documents” has the meaning assigned for such term in Section 7.2 hereof. “Purchaser Indemnified Parties” means Purchaser, Merger Sub, the Surviving Corporation, and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns. “Purchaser Plans” has the meaning assigned for such term in Section 8.11(b)(ii) hereof. “Real Property Lease” has the meaning assigned for such term in Section 5.10(a) hereof.

15 “Redeemable Preferred Shares” means the Series A Redeemable Preferred Shares and the Series B Redeemable Preferred Shares. “Redeemable Preferred Stock Redemption Amount” means the amounts representing the Series A Liquidation Preference and Series B Liquidation Preference (as such terms are defined in the Charter) of the Series A Redeemable Preferred Shares and Series B Redeemable Preferred Shares, respectively, plus all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of payment, including for any partial monthly period, with respect to such Redeemable Preferred Shares held by a Person immediately prior to the Closing as may be due in accordance with the Charter. “Related Party Agreements” has the meaning assigned for such term in Section 8.15 hereof. “Related Persons” has the meaning assigned for such term in Section 5.21 hereof. “Releasees” has the meaning assigned for such term in Section 8.16 hereof. “Releasing Parties” has the meaning assigned for such term in Section 8.16 hereof. “Restricted Area” has the meaning assigned for such term in Section 8.18(b) hereof. “Restricted Business” has the meaning assigned for such term in Section 8.18(b) hereof. “Restricted Period” has the meaning assigned for such term in Section 8.17 hereof. “Securities” means the Shares, the Options and the Warrants. “Seller Documents” has the meaning assigned for such term in Section 6.2 hereof. “Seller Indemnified Parties” means each Equity Holder, the Company (for purposes of the obligations under clauses (i) and (ii) of Section 10.3(a)) and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns, but shall not include the Surviving Corporation (and its applicable directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns in their capacities as such) from and after the Closing. “Sellers” has the meaning set forth in the Recitals hereto. “Shares” has the meaning assigned for such term in the Recitals hereto. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or

16 object code, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise. “Specified Business Contact” has the meaning assigned for such term in Section 8.18(b) hereof. “Specified Representations” means representations and warranties set forth in Sections 5.9 (Taxes). “Stockholders Agreement” means that certain Stockholders Agreement, dated as of November 17, 2005, by and among the Company, ACAS and the other stockholders party thereto, as amended by the First Amendment to Stockholders Agreement, dated as of December 2, 2005, by and among the Company, ACAS and the other stockholders party thereto, as amended, supplemented or otherwise modified from time to time. “Sub-Basket” means the amount of $35,000. “Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the Company. “Surviving Corporation” means the Company from and after the Effective Time. “Target Net Working Capital” means an amount equal to $28,173,205. “Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, production, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and other taxes, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any Liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax Sharing Arrangement but excluding any customary agreement or arrangement entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes), or as a result of being a transferee or successor or otherwise. “Tax Benefit” means a reduction in Tax liability resulting from any net operating losses that the Company reflects for federal income tax purposes on its U.S. federal income Tax Return for the Taxable period ending on the Closing Date to the extent such losses result from deductions of Merger Expenses. “Tax Matter” means any inquiry, claim, assessment, audit or similar event with respect to Taxes relating to a Pre-Closing Tax Period (other than an Overlap Period) for which the Equity Holders may be liable under this Agreement.

17 “Tax Refund” means a refund of Taxes (or credit against future Taxes) attributable to Pre-Closing Tax Periods that is not accounted for in the determination of Final Net Working Capital. “Tax Return” means any return, report or statement filed or required to be filed with a Taxing Authority with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of the Subsidiaries, or any of their Affiliates. “Tax Sharing Arrangement” means any written or unwritten agreement or arrangement providing for the allocation or payment of Tax liabilities or payment for Tax benefits between or among members of any group of corporations filing Tax Returns that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis. “Tax Statement” has the meaning assigned for such term in Section 11.1(b) hereof. “Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax. “Technology” means, collectively, all trade secrets, information, designs, formulae, algorithms, procedures, methods, concepts, techniques, ideas, know-how, research and development, technical data, models, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), customer lists, supplier lists, business plans, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology. “Termination Date” has the meaning assigned for such term in Section 4.2 hereof. “Transaction Expenses” means, except as otherwise expressly set forth in this Agreement, the aggregate amount of all fees and expenses incurred by or on behalf of the Company, any of the Subsidiaries or the Equity Holder Representative, or for which any of them is liable, in connection with, related to or arising from the negotiation, preparation and consummation of this Agreement or the transactions contemplated hereby, including (a) all investment banking fees, commissions, advisory fees, legal fees and accounting fees, including any fees and expenses of (i) A&P, (ii) OMM, (iii) ACAS and its Affiliates with respect to legal work performed by employees of ACAS and its Affiliates, (iv) Moelis, (v) ACAS, including under the Investment Banking Agreement and all accrued and unpaid fees thereunder, and (vi) other advisers to ACAS in connection with the transactions contemplated hereby, (b) all bonuses or change of control payments or benefits, made or provided, or payable to any of the directors, officers, other employees or independent contractors of the Company or any Subsidiary in connection with the execution of this Agreement or the consummation of the transactions contemplated herein, (c) the employer portion of any payroll, withholding, employment, social

18 security, Medicare, workers’ compensation, unemployment compensation or other Taxes associated with any amounts payable by Purchaser, the Company or any Subsidiary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and (d) fifty percent (50%) of the fees and expenses of the insurance policy contemplated by Section 8.7(d) (for the avoidance of doubt, the remaining fifty percent (50%) of the fees and expenses of the insurance policy contemplated by Section 8.7(d) shall be paid by Purchaser). “WARN Act” means the federal Worker Adjustment and Retraining Act of 1988, as amended, or any comparable or similar foreign, state or local law, including all rules and regulations promulgated thereunder. “Warrant Holder” means each holder of Warrants as listed on Exhibit A. “Warrants” shall have the meaning assigned for such term in the Recitals. “Weil” means Weil, Gotshal & Manges LLP. “Willful Breach” means a voluntary, intentional and deliberate action with malicious intent or fraudulent motive or purpose. 1.2 Other Definitional and Interpretive Matters. (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Dollars. Any reference in this Agreement to $ shall mean U.S. dollars. Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on each other Schedule to the extent it is reasonably apparent on its face that such disclosed information is applicable thereto. The Company and the Sellers may, at their option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

19 Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Or. The word “or” shall not be exclusive. Statutes. Unless the context otherwise requires, references herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder. (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (c) The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Schedule or Exhibits attached hereto is not intended to establish that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business. The information contained in this Agreement and in the Schedule and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of law or breach of contract). ARTICLE II THE MERGER 2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the terms of, and subject to the conditions set forth in, this Agreement and the

20 DGCL. Following the Merger, the Company shall continue as the surviving corporation in the Merger and the separate corporate existence of Merger Sub shall cease. 2.2 Effective Time. Concurrent with the Closing, the Company and the Purchaser shall cause the Merger to be consummated by filing the Certificate of Merger with the Delaware Secretary of State in accordance with the terms and conditions of the DGCL. The Merger shall become effective at the Effective Time. 2.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities, obligations and duties of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Surviving Corporation. 2.4 Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to Section 8.7 hereof). 2.5 Directors and Officers of the Surviving Corporation. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. (b) The officers of the Surviving Corporation after the Effective Time shall be the individuals designated by Purchaser in its sole discretion. 2.6 Redemption of Redeemable Preferred Shares. Immediately prior to the Closing, the Company shall take all actions necessary to effect the redemption, effective at the Closing and subject to the payment of the Redeemable Preferred Stock Redemption Amount, of all Redeemable Preferred Shares outstanding as of the Closing, following which each Redeemable Preferred Share shall be cancelled. 2.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any of the Securities: (a) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation so that, immediately after the Effective Time, the stockholder of Merger Sub immediately prior to the Effective Time shall be the holder of all of the issued and outstanding capital stock of the Surviving Corporation;

21 (b) each share of common stock or preferred stock owned by the Company as treasury stock, if any, shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor; (c) each Redeemable Preferred Share issued and outstanding immediately prior to the Effective Time shall, at the Effective Time and subject to payment in full of the Redeemable Preferred Stock Redemption Amount, be automatically cancelled and shall cease to exist and no further consideration shall be delivered in exchange therefor; (d) each Common Share and Series C Convertible Preferred Share issued and outstanding immediately prior to the Effective Time (other than Common Shares and Preferred Shares to be cancelled in accordance with Section 2.7(b) and any Dissenting Shares) shall, at the Effective Time, be converted into the right to receive a portion of the Final Merger Consideration determined in accordance with Article III hereof; (e) each In-the-Money Option issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically be cancelled and converted into the right to receive a portion of the Final Merger Consideration determined in accordance with Article III hereof; (f) each Option other than In-the-Money Options shall, at the Effective Time, automatically be cancelled and no consideration shall be payable or delivered in exchange therefor; and (g) each Warrant issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically be cancelled and converted into the right to receive a portion of the Final Merger Consideration determined in accordance with Article III hereof. 2.8 No Further Ownership Rights in Securities. From and after the Effective Time, (a) each holder of a certificate or other instrument that, immediately prior to the Effective Time, represented any of the Securities shall thereafter cease to have any rights with respect to such Securities, except as otherwise expressly provided in this Agreement and under applicable Law, and (b) all cash paid upon conversion of the Shares and conversion of the In-the-Money Options and Warrants shall be deemed to have been paid in full satisfaction of all rights pertaining to the Securities, and at the close of business on the date on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Securities that were outstanding immediately prior to the Effective Time. 2.9 Lost Certificates. If any certificate or other instrument that, immediately prior to the Effective Time, represented any of the Securities shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such certificate or instrument to be lost, stolen or destroyed and an indemnity against any claim that may be made against the Payment Agent, Surviving Corporation or any of their respective Affiliates with respect to such certificate or instrument, the Surviving Corporation shall, and Purchaser shall cause the Payment Agent to, deliver in exchange for such lost, stolen or

22 destroyed certificate or instrument the applicable portion of the Final Merger Consideration with respect to the Securities formerly represented thereby. 2.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, those Shares which are issued and outstanding immediately prior to the Effective Time and are held by a Dissenting Stockholder shall not be converted into or be exchangeable for the right to receive the Final Merger Consideration, but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such holder’s Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the portion of the Final Merger Consideration, if any, to which such holder is entitled, without interest thereon. Purchaser shall be entitled to retain any portion of the Final Merger Consideration not paid on account of such Dissenting Shares pending resolution of the claims of such Dissenting Stockholders, and the Equity Holders shall not be entitled to any portion of such retained Final Merger Consideration. The Company shall give Purchaser: (i) prompt notice of any demands with respect to any appraisal of Shares received by the Company, including withdrawals of any demands, and any other instruments or notices served or otherwise delivered pursuant to the DGCL and received by the Company prior to the Effective Time in connection therewith; and (ii) the opportunity to participate (at Purchaser’s own expense) in all negotiations and proceedings with respect to any such demands for appraisal or other instruments or notices. The Company shall not, except with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), make any payment with respect to any demands for appraisal of Shares or offer to settle any such demands. 2.11 Letters of Transmittal. Promptly following the execution of this Agreement, the Company shall deliver to each Equity Holder a stock power accompanied by a Letter of Transmittal, for use in effecting the surrender of those certificates representing the Shares in exchange for the applicable portion of the Final Merger Consideration pursuant to the terms of this Agreement. 2.12 Undistributed Payment Funds. Any portion of the Payment Fund that remains undistributed to Equity Holders as of the date that is 270 days after the date of this Agreement shall be delivered to Purchaser upon demand, and Equity Holders who have not theretofore surrendered the certificates representing the Shares shall thereafter look only to Purchaser for satisfaction of their claims for the Final Merger Consideration payable with respect to the Shares previously represented by such certificates without any interest thereon. 2.13 Escheat. Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any other Person shall be liable to any Equity Holder or to any other Person for any amount paid to a public official pursuant to applicable abandoned property law, escheat law or similar applicable Law. Any Final Merger Consideration or other amounts

23 remaining unclaimed by Equity Holders three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any applicable Governmental Body) shall, to the extent permitted by applicable Law, become the property of Purchaser free and clear of any Lien. 2.14 Guaranty by Guarantor. (a) Guarantor hereby unconditionally and irrevocably guarantees to the Sellers (i) the payment by Purchaser of the Final Merger Consideration and any other amounts payable by Purchaser to the Equity Holders pursuant to this Agreement when and to the extent the same shall become due and payable, and (ii) the performance by Purchaser of each agreement, condition, covenant, obligation and undertaking of Purchaser under this Agreement and all agreements ancillary thereto or executed in connection therewith, on the terms and subject to the conditions set forth therein (collectively, the “Guaranteed Obligations”). If Purchaser shall fail to pay any amounts due under this Agreement when and to the extent the same shall become due and payable, or shall fail to perform any of the Guaranteed Obligations in the manner provided in the document giving rise to such Guaranteed Obligation, Guarantor will, upon written demand from the Equity Holder Representative, promptly pay or cause to be paid such amount to the Equity Holders or to cause the performance of such Guaranteed Obligation, as the case may be. The Guaranteed Obligations under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of payment and performance to the extent provided herein and not of collectability, and shall not be contingent upon any attempt by the Equity Holders to enforce payment or performance by Purchaser. (b) The Guaranteed Obligations under this guaranty are absolute and unconditional and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto, in each case in accordance with the terms of this Agreement, except to the extent agreed to in writing by the Company or the Equity Holder Representative, as the case may be; (ii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of Guarantor or Purchaser at any time; or (iii) absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) and (ii). Guarantor shall directly and unconditionally assume all payment and performance Guaranteed Obligations of Purchaser under this Agreement or otherwise. (c) Guarantor unconditionally waives (i) any and all notice of default, non-performance or non-payment under this Agreement and (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Equity Holders against Guarantor, including, any demand, presentment or protest, or proof of notice of non- payment under this Agreement. ARTICLE III MERGER CONSIDERATION 3.1 Payment of Initial Merger Consideration and Other Amounts.

24 (a) Two (2) Business Days prior to Closing, the Company shall deliver to Purchaser (i) Payoff Letters, signed by an authorized officer, specifying the Debt Payoff Amounts as of Closing, along with evidence of the release and discharge of all Liens, (ii) the Closing Certificate and (iii) the Estimated Closing Statement. (b) On the Closing Date, Purchaser shall cause the Payment Agent to pay, by wire transfer of immediately available funds: (i) to each Equity Holder that has delivered to the Payment Agent at least two Business Days prior to the Closing Date, a Letter of Transmittal duly completed and delivered together with appropriate documentation, into an account designated in such Letter of Transmittal, an amount equal to the product of (x) the number of Common Shares (considering all Series C Convertible Preferred Shares on an as converted basis pursuant to the Charter) held by such Equity Holder and (y) the Equity Value, minus (A) such Equity Holder’s Ownership Percentage of the Escrow Amount, minus (B) such Equity Holder’s Ownership Percentage of the Holdback Amount, minus (C) such Equity Holder’s Administrative Expense Percentage of the Aggregate Administrative Expense Amount. (ii) to each Warrant Holder that has delivered a Letter of Transmittal duly completed and delivered to the Payment Agent at least two Business Days prior to the Closing Date together with appropriate documentation, into an account designated in such Letter of Transmittal, an amount equal to the product of (x) the total number of Common Shares issuable upon exercise of such Warrants held by such Warrant Holder and (y) the Equity Value, minus (A) the amount of the Aggregate Exercise Amount allocable to such Warrants, minus (B) such Warrant Holder’s Ownership Percentage of the Escrow Amount, minus (C) such Warrant Holder’s Ownership Percentage of the Holdback Amount, minus (D) such Warrant Holder’s Administrative Expense Percentage of the Aggregate Administrative Expense Amount. (c) On the Closing Date, Purchaser shall pay, by wire transfer of immediately available funds, to the Company, an amount to be applied by the Company in payment of each Option Holder, after delivery of a Letter of Transmittal duly completed and delivered to the Company at least two Business Days prior to the Closing Date, together with appropriate documentation, into an account designated in such Letter of Transmittal, an amount equal to the product of (x) the total number of Common Shares issuable upon exercise of the In-the-Money Options and (y) the Equity Value, minus (A) the amount of the Aggregate Exercise Amount allocable to such In-the-Money Options, minus (B) any amounts required to be withheld by Purchaser or the Company pursuant to applicable Tax Law, minus (C) such Option Holder’s Ownership Percentage of the Escrow Amount, minus (D) such Option Holder’s Ownership Percentage of the Holdback Amount, minus (E) such Option Holder’s Administrative Expense Percentage of the Aggregate Administrative Expense Amount. (d) At the Effective Time, the Purchaser shall pay to the Company any amounts described in Section 3.1(b)(ii)(B).

25 (e) At the Effective Time, the Purchaser shall, by wire transfer of immediately available funds, pay the Escrow Amount to the Escrow Agent for deposit in the Escrow Account. (f) At the Effective Time, the Purchaser shall, by wire transfer of immediately available funds, pay the Aggregate Administrative Expense Amount to the Equity Holder Representative for deposit in the Administrative Expense Account. (g) At the Effective Time, Purchaser shall, by wire transfer of immediately available funds, on behalf of the Company and its Subsidiaries, deliver the Debt Payoff Amount to the lenders of the Company and the Subsidiaries. (h) At the Effective Time, Purchaser shall, by wire transfer of immediately available funds, pay to the Company or other Person the Transaction Expenses due at Closing, in each case as set forth on the Closing Certificate. (i) At the Effective Time, Purchaser shall, by wire transfer of immediately available funds, pay the portion of the Redeemable Preferred Stock Redemption Amount due to each Seller that is a holder of Redeemable Preferred Shares. (j) At the Effective Time, Purchaser shall, by wire transfer of immediately available funds, pay the Holdback Amount to the Equity Holder Representative to pay Purchaser, pursuant to Section 3.2(e), for any downward adjustments in the consideration payable by Purchaser as a result of the Initial Merger Consideration being greater than the Final Merger Consideration. (k) On the Closing Date, Purchaser shall deposit with the Payment Agent cash in an amount equal to the aggregate amount payable pursuant to Section 3.1(b). The aggregate amount of cash so deposited with the Payment Agent, together with any amounts deposited pursuant to Section 3.3(b) is referred to as the “Payment Fund.” The Payment Agent will be instructed to invest the funds included in the Payment Fund not otherwise distributed pursuant to Section 3.1(b) in a cash balance money market deposit account only. Any interest or other income resulting from the investment of such funds shall be the property of, and will be paid to, Purchaser. (l) In calculating the consideration payable under this Section 3.1, the Payment Agent, Purchaser and Merger Sub shall be entitled to rely on the representations and warranties contained in Section 5.4 and the Closing Certificate. Notwithstanding anything else to the contrary contained in this Agreement, in no event shall the aggregate Final Merger Consideration payable by Purchaser, Merger Sub, Guarantor or the Surviving Corporation to the holders of equity interests in the Company (including the holders of Company Options and Company Warrants) in connection with the Merger or the other transactions contemplated hereby exceed such consideration payable in accordance with this Article III assuming such representations, warranties and Closing Certificate are correct (taking into account any post-Closing adjustment under Section 3.2). 3.2 Purchase Price Adjustments. (a) As promptly as practicable, but no later than seventy-five (75) days after the Closing Date, Purchaser shall cause to be prepared and delivered to Equity Holder

26 Representative the Closing Statement. The preparation of the Closing Statement shall be for the sole purpose of determining differences in (i) Final Cash from Estimated Cash and (ii) Final Net Working Capital from Estimated Net Working Capital. (b) If the Equity Holder Representative disagrees with Purchaser’s calculation of Cash or Closing Net Working Capital delivered pursuant to Section 3.2(a), the Equity Holder Representative may, within thirty (30) Business Days after delivery of the Closing Statement, deliver a notice to Purchaser stating that the Equity Holder Representative disagrees with such calculation and specifying in reasonable detail those items or amounts as to which the Equity Holder Representative disagrees and the basis therefor. (c) If a notice of disagreement shall be duly delivered pursuant to Section 3.2(b), the Equity Holder Representative and Purchaser shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Cash and/or Closing Net Working Capital. If, during such period, the Equity Holder Representative and Purchaser are unable to reach such agreement, they shall promptly thereafter engage the Independent Accountant and cause the Independent Accountant to review this Agreement and the disputed items or amounts for the purpose of calculating Cash and/or Closing Net Working Capital (it being understood that in making such calculation, the Independent Accountant shall (x) be functioning as an expert and not as an arbitrator and (y) shall not have any authority to interpret any provision of this Section 3.2 or any other provision of this Agreement). Each of Purchaser and the Equity Holder Representative agree that it and each of its Affiliates shall not engage, or agree to engage the Independent Accountant to perform any services other than as the Independent Accountant pursuant hereto until the Closing Statement and Final Cash and Final Net Working Capital have been finally determined pursuant to this Section 3.2; provided that this shall not prohibit a portfolio company of the ACAS Parties from engaging the Independent Accountant in the ordinary course operation of the business of such portfolio companies. Each of Purchaser and the Equity Holder Representative agrees to execute, if requested by the Independent Accountant, a reasonable engagement letter. If either the Purchaser or the Equity Holder Representative shall fail to enter into such an engagement letter within ten (10) Business Days after it is first proposed by the Independent Accountant, the other party may enter into such letter and bind both the Purchaser and the Equity Holder Representative so long as their obligations and rights thereunder are substantially the same. Purchaser and the Equity Holder Representative shall cooperate with the Independent Accountant and promptly (but in any event on such timetable as the Independent Accountant shall promulgate) provide all documents and information reasonably requested by the Independent Accountant. In making such calculation, the Independent Accountant shall consider only those items or amounts in the Closing Statement and the Purchaser’s calculation of Cash and Closing Net Working Capital as to which the Equity Holder Representative has disagreed in its notice of disagreement duly delivered pursuant to Section 3.2(b) and may not assign a value greater than the greatest positive or negative adjustment requested by a party and in no event shall Final Cash or Final Net Working Capital be less than Purchaser’s calculation of Cash or Closing Net Working Capital delivered pursuant to Section 3.2(a) or more than the Equity Holder Representative’s calculation of Cash or Closing Net Working Capital delivered pursuant to Section 3.2(b). The Independent Accountant shall deliver to the Equity Holder Representative and Purchaser, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Independent Accountant),

27 a report setting forth such calculation. Such report shall be final and binding upon the Equity Holder Representative, the Equity Holders and Purchaser, shall be deemed a final arbitration award that is binding on Purchaser, the Equity Holder Representative and the Equity Holders, and none of Purchaser, the Equity Holder Representative or the Equity Holders shall seek further recourse to courts or other tribunals, other than to enforce such report. Judgment may be entered to enforce such report in any court of competent jurisdiction. The fees, costs and expenses of the Independent Accountant shall be allocated to and borne by the Equity Holders (with the amount to be borne by the Equity Holders to be borne in accordance with their respective Ownership Percentages) and Purchaser based on the inverse of the percentage that the Independent Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant. For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of the Equity Holder’s position, 60% of the costs of its review would be borne by Purchaser and 40% of the costs would be borne by the Equity Holders. (d) The Equity Holder Representative, Purchaser and the Surviving Corporation shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Cash and Closing Net Working Capital and in the conduct of the review referred to in this Section 3.2 (including Section 3.2(c)), including the making available to the extent reasonably requested of books, records, work papers and personnel. (e) Upon determination of Final Cash and Final Net Working Capital, Purchaser and the Equity Holder Representative shall determine Final Merger Consideration. If Final Merger Consideration exceeds Initial Merger Consideration, Purchaser shall pay to the Equity Holder Representative, in the manner and with interest as provided in Section 3.2(f), the amount of such excess. If Initial Merger Consideration exceeds Final Merger Consideration, Purchaser shall be paid first from the Holdback Amount, in the manner as provided in Section 3.2(f), the amount of such excess. If the Initial Merger Consideration exceeds the Final Merger Consideration in an amount greater than the Holdback Amount, the Purchaser shall be paid (i) the Holdback Amount plus, (ii) from the Escrow Account, the difference of (A) the Initial Merger Consideration minus (B) the Final Merger Consideration minus (C) the Holdback Amount, in the manner as provided in Section 3.2(f). (f) Any payment pursuant to Section 3.2(e) shall be made at a mutually convenient time and place within five (5) Business Days after Final Merger Consideration has been determined by wire transfer of immediately available funds. Any payment by Purchaser shall be made to the Equity Holder Representative and shall be received by the Equity Holder Representative on behalf of the Equity Holders and shall thereafter be distributed by the Equity Holder Representative to the Equity Holders in accordance with their respective Ownership Percentages (less any amounts required to be withheld pursuant to applicable federal, state and local withholding Laws). With respect to any payment to be made to Purchaser from the Holdback Amount, the Equity Holder Representative, as agent on behalf of the Equity Holders, shall make any such payment to Purchaser in accordance with Section 3.2(e). With respect to any payment to be made to Purchaser from the Escrow Account, the Equity Holder Representative, as agent on behalf of the Equity Holders, shall direct and cause the Escrow Agent to make any such payment to Purchaser in accordance with the Escrow Agreement, subject to the terms of

28 Section 3.3(a). All payments under this Section 3.2 shall be without interest, except that any amounts not paid when required by this Section 3.2 shall bear interest from the date due pursuant to this Section 3.2(f) to, and including, the date of payment at the Interest Rate. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed. 3.3 Escrow and Holdback Arrangements. (a) On the Closing Date, Purchaser shall pay the Escrow Amount to the Escrow Agent by wire transfer to the Escrow Account of immediately available funds in accordance with the terms of this Agreement. Each Equity Holder shall be deemed to have a subaccount in the Escrow Account in an amount equal to such Equity Holder’s Ownership Percentage of the Escrow Amount (the “Escrow Subaccount”). Any payment to be made by or on behalf of the Equity Holders pursuant to Section 3.2(f), Section 10.2(a) or Section 10.2(b) shall be paid by release of funds to the Purchaser or Purchaser Indemnified Party (as the case may be) from the Escrow Amount by the Escrow Agent within five (5) Business Days after the date joint notice of any sums due and owing is given by Purchaser and the Equity Holder Representative or pursuant to a final and non-appealable order of a court of competent jurisdiction, and shall accordingly reduce the Escrow Amount. Payment from the Escrow Account in respect of claims pursuant to Section 10.2(a) shall be made from each Equity Holder’s Escrow Subaccount in an amount equal to such Equity Holder’s Ownership Percentage of such indemnified Loss; provided that no recovery shall be made from the Escrow Account in respect of any Equity Holder’s Ownership Percentage of an indemnifiable Loss once such Equity Holder’s Escrow Subaccount has been reduced to zero. Payment from the Escrow Amount in respect of claims pursuant to Section 10.2(b) for which an Equity Holder is responsible for a Loss shall be paid from such Equity Holder’s Escrow Subaccount to the extent of amounts therein. (b) Following the determination of the Final Cash and Final Net Working Capital and the payment, if any, from the Holdback Amount pursuant to Section 3.2(e) (or the determination pursuant to Section 3.2(e) that no such payment from the Holdback Amount is required), the Equity Holder Representative shall promptly pay to the Payment Agent (on behalf of each of the Equity Holders) the remaining balance of the Holdback Amount, if any, to the Payment Agent in accordance with Section 3.2(e) and Section 3.2(f) for further distribution by the Payment Agent to each of the Equity Holders (less any amount required to be withheld pursuant to applicable federal, state and local withholding Laws) that has delivered a Letter of Transmittal to the Payment Agent an amount equal to the product of (i) the respective Equity Holder’s Ownership Percentage and (ii) the Holdback Amount minus such amount as was paid out of the Holdback Amount, if any, to the Purchaser in accordance with Section 3.2(e) and Section 3.2(f). Notwithstanding any other terms herein the Holdback Amount may not be used for any other payment obligations herein other than to satisfy the Equity Holders’ obligations to the Purchaser under Section 3.2(e) and Section 3.2(f). (c) Following the latest to occur of (i) the making of any payment required to be made by or to Purchaser as provided under Section 3.2 (or the determination pursuant to Section 3.2 that no such payment is required) and (ii) the final distribution of all applicable amounts pursuant to Section 3.3(a) that the Equity Holders shall be obligated to indemnify pursuant to Section 10.2(a) or Section 10.2(b) (provided, that if, on the Expiration Date, no claim

29 for indemnification under Section 10.2(a) or Section 10.2(b) by the Purchaser Indemnified Parties has been made and remains outstanding, then the date for purposes of this clause (ii) shall be the first day following such Expiration Date), Purchaser and the Equity Holder Representative shall jointly and promptly direct the Escrow Agent to distribute to the Equity Holder Representative, for distribution by the Equity Holder Representative to the Equity Holders in accordance with the amount remaining in each such Equity Holder’s respective Escrow Subaccount (less any amounts required to be withheld pursuant to applicable federal, state and local withholding Laws), in each case the remainder of the Escrow Amount. If, on the Expiration Date, either or both of (A) a dispute remains regarding any payment required to be made to Purchaser as provided under Section 3.2(f) or (B) an indemnification claim or claims has been made by a Purchaser Indemnified Party under Section 10.2(a) or Section 10.2(b) and such claim(s) remain outstanding on such date, but in the case of both (A) and (B) Purchaser’s good faith estimate of the amount of indemnification to which the Purchaser Indemnified Parties are entitled in respect of such disputes and claim(s) is less than the remainder of the Escrow Amount on such date, then Purchaser and the Equity Holder Representative shall jointly and promptly direct the Escrow Agent to distribute to the Equity Holder Representative, for distribution by the Equity Holder Representative to the Equity Holders in accordance with the amount remaining in each such Equity Holder’s respective Escrow Subaccount (less any amount required to be withheld pursuant to applicable federal, state and local withholding Laws), an amount from the Escrow Account equal to (x) such remainder of the Escrow Amount on such date minus (y) such good faith estimate of the amount of indemnification to which the Purchaser Indemnified Parties are entitled in respect of such disputes and claim(s). Thereafter, as Section 3.2 disputes, indemnification claims and application of the Escrow Amount to the applicable obligations hereunder become no longer applicable, Purchaser and the Equity Holder Representative shall jointly and promptly direct the Escrow Agent to distribute to the Equity Holder Representative, for distribution by the Equity Holder Representative to the Equity Holders in accordance with the amount remaining in each such Equity Holder’s respective Escrow Subaccount (less any amount required to be withheld pursuant to applicable federal, state and local withholding Laws) such applicable amounts from the Escrow Account. Notwithstanding the foregoing, the Equity Holder Representative shall report and withhold any Taxes as it determines may be required by any Law or regulation in effect at the time of any distribution. For the avoidance of doubt, despite having amounts so withheld, any Equity Holders subject to withholding shall be treated as though they had received the full amounts to which they were otherwise entitled under this Section 3.3(b). 3.4 Administrative Expense Account. The Equity Holder Representative shall hold the Aggregate Administrative Expense Amount in the Administrative Expense Account as a fund from which the Equity Holder Representative shall pay any fees, expenses or costs it incurs in performing its duties and obligations under this Agreement and the other Company Documents (including the Escrow Agreement and the Letters of Transmittal) by or on behalf of the Equity Holders, including fees and expenses incurred pursuant to the procedures and provisions set forth in Sections 3.2 and 10.4 and Article XI and legal and consultant fees, expenses and costs for reviewing, analyzing and defending any claim or process arising under or pursuant to this Agreement. Payments may be drawn by the Equity Holder Representative in respect of the Administrative Expense Percentage of each Equity Holder’s liability for such fees, expenses and costs, provided, for the avoidance of doubt, that each Equity Holder (including the ACAS Parties) shall bear any such fees, expenses and costs in accordance with such Equity Holder’s Ownership Percentage. Any payments made from the Administrative Expense Account

30 shall reduce the portion of the Aggregate Administrative Expense Amount contributed by each Equity Holder to the Administrative Expense Account in accordance with its Administrative Expense Percentage. Following the latest to occur of (i) the making of any payment required to be made by or to Purchaser as provided under Section 3.2(e) (or the determination pursuant to Section 3.2(e) that no such payment is required) and (ii) the final distribution of all applicable amounts pursuant to Section 3.3(a) that the Equity Holders shall be obligated to indemnify pursuant to Section 10.2(a) or Section 10.2(b) (provided that if on the Expiration Date no claim for indemnification under Section 10.2(a) or Section 10.2(b) by the Purchaser Indemnified Parties has been made and remains outstanding, then the date for purposes of this clause (ii) shall be the first day following such Expiration Date), the Equity Holder Representative shall distribute to each Equity Holder the remainder of such Equity Holder’s contribution to the Aggregate Administrative Expense Amount from the Administrative Expense Account. The Equity Holder Representative shall report and withhold any Taxes as it determines may be required by any Law or regulation in effect at the time of any distribution. 3.5 Tax Treatment of Payments. Any payments made with respect to adjustments made pursuant to Section 3.2 and any indemnity payments made pursuant to Article X shall be deemed to be, and each of the Equity Holders and the Purchaser shall treat such payments as, an adjustment to the Final Merger Consideration for federal, state, local and foreign income Tax purposes to the extent permitted by Law. 3.6 Tax Withholding. Purchaser shall be entitled to deduct and withhold from any consideration payable to the Sellers under this Agreement such amounts as are required to be deducted or withheld therefrom or in connection therewith under the Code or any provision of Law relating to Taxes, as determined by Purchaser and all such withheld amounts shall be remitted to the applicable Taxing Authorities promptly following the date of payment. Despite having amounts so withheld, the applicable Option Holders and Warrant Holders shall be treated as though they had received the full amounts to which they are otherwise entitled. ARTICLE IV CLOSING AND TERMINATION 4.1 Closing Date. The Closing shall take place by electronic mail and overnight courier service, or by physical exchange of documentation at the offices of American Capital, Ltd. located at 505 Fifth Avenue, 25th Floor, New York, NY 10017(or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on the Closing Date. At the Closing, the Company shall deliver the following documents to Purchaser: (a) written resignations of each officer and director of the Company and its Subsidiaries (other than any such resignations that Purchaser designates, by written notice to the Company at least five days prior to the Closing, as unnecessary), effective as of the Effective Time, and (b) a statement conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations and the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations, in each case in form and substance reasonably satisfactory to Purchaser and duly executed by the Company.

31 4.2 Termination of Agreement. This Agreement may be terminated on any date prior to the Closing as follows: (a) at the election of the Company or Purchaser on or after December 31, 2013 (the “Termination Date”), if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in breach in any material respect of any of its obligations hereunder; (b) by mutual written consent of the Company and Purchaser; (c) by the Company or Purchaser if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that, subject to the last sentence of Section 8.4(b) hereof, the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 4.2(c) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement; (d) by the Company, if the Company is not then in material breach of this Agreement, if (i) any of the representations and warranties of Purchaser contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 9.2(a) would not be satisfied; or (ii) any of the covenants of Purchaser contained in this Agreement shall have been breached such that the condition set forth in Section 9.2(b) would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of Purchaser as of a date subsequent to the date of this Agreement or a breach of a covenant by Purchaser is curable by Purchaser within fifteen (15) Business Days after the Company notifies Purchaser in writing of the existence of such inaccuracy or breach (the “Purchaser Cure Period”), then the Company may not terminate this Agreement under this Section 4.2(d) as a result of such inaccuracy or breach prior to the expiration of the Purchaser Cure Period, provided that Purchaser, during the Purchaser Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 4.2(d) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Purchaser Cure Period); or (e) by Purchaser, if the Purchaser is not then in material breach of this Agreement, if (i) any of the representations and warranties of Sellers or the Company contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 9.1(a) would not be satisfied; (ii) any of the covenants of Sellers or the Company contained in this Agreement shall have been breached such that the condition set forth in Section 9.1(b) would not be satisfied; or (iii) any Material Adverse Effect shall have occurred, or any event or other change, event, effect, claim, circumstance or matter shall have occurred or any change, event, effect, claim, circumstance or matter shall exist that, in combination with any other changes, events, effects, claims, circumstances or matters that have occurred or shall exist,

32 would reasonably be expected to have or result in a Material Adverse Effect; provided, however, that, in the case of clauses (i) and (ii) only, if an inaccuracy in any of the representations and warranties of Sellers or the Company as of a date subsequent to the date of this Agreement or a breach of a covenant by Sellers or the Company is curable by the applicable Person within fifteen (15) Business Days after Purchaser notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Purchaser may not terminate this Agreement under this Section 4.2(e) as a result of such inaccuracy or breach prior to the expiration of the Company Cure Period, provided that the applicable party, during the Company Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 4.2(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Company Cure Period). 4.3 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or the Company, as applicable, pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the Merger shall be abandoned, without further action by Purchaser, Merger Sub, the Company or the Sellers. 4.4 Effect of Termination. (a) In the event that this Agreement is validly terminated in accordance with Sections 4.2 and 4.3, then, except as provided in this Section 4.4, Section 8.6, Section 8.10 and Article XII, each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser, Merger Sub, the Company or any Seller; provided that all obligations of the parties set forth in Section 4.4(b) and the Confidentiality Agreement, including the restrictions on Purchaser’s ability to solicit personnel of the Company, shall be extended to a period of three (3) years from the date of this Agreement. (b) During the period from the date hereof through the earlier of (i) the Closing and (ii) the date that is three (3) years following the termination of this Agreement pursuant to Section 4.2 hereof, Purchaser shall not directly or indirectly, through any Affiliate, officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any employee of the Company or any of the Subsidiaries who is a management or key employee of the Company or any Subsidiary as of the date hereof or at any time during such period (provided that the solicitation or hiring of such employees (A) through the use of general solicitations, including through media advertisements, job boards or employment search firms in the ordinary course of business that are not targeted at such employees, (B) if such employee’s employment has been terminated by the Company or any of its Subsidiaries, or (C) if such employee’s employment has been terminated by the employee if neither Purchaser, nor any of its Affiliates, directly or indirectly, solicited such person except pursuant to a general solicitation which was not directed specifically to any such employee, shall be deemed not to violate the foregoing provisions). Furthermore, if this Agreement is terminated pursuant to Section 4.2 hereof (other than due to a breach by the Sellers or the Company), Purchaser shall not oppose or seek to prevent or frustrate any transaction or agreement that the Company or any of the Subsidiaries may propose or enter into relating to the sale of all or any portion of the Company to any third party. Nothing in this Section 4.4(b) is intended to, nor shall it be construed as, a waiver or

33 discharge of any of the rights and obligations under the Confidentiality Agreement of the parties thereto. (c) Nothing in this Section 4.4 shall relieve the Sellers, Purchaser or Merger Sub of any liability for a breach of any of its covenants or agreements or Willful Breach of its representations and warranties contained in this Agreement prior to the date of termination. The damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the transactions contemplated hereby. ARTICLE V REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY The Company and each Seller hereby represents and warrants to Purchaser and Merger Sub that, except as set forth on the Disclosure Schedules: 5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good corporate standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing, in all material respects, as a foreign corporation under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. The Company has made available to Purchaser accurate and complete copies of: (a) the certificate of incorporation and bylaws (or equivalent governing documents), including all amendments thereto, of each of the Company and its Subsidiaries (the “Charter Documents”); and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors (or other similar body) and all committees of the board of directors (or other similar body) of each of the Company and its Subsidiaries since January 1, 2010, other than such minutes and other records pertaining to the evaluation and negotiation of this Agreement and the other certificates, documents and instruments contemplated hereby, and the transactions contemplated hereby and thereby. The stock records and minute books of each of the Company and its Subsidiaries are accurate in all material respects, and have been maintained in accordance with prudent business practices and all applicable Laws. 5.2 Authorization of Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated hereby and thereby (the “Company Documents”), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the

34 other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents will, when so executed and delivered, constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 5.3 Conflicts; Consents of Third Parties. (a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof, will (i) conflict with or violate the certificate of incorporation and by-laws or comparable organizational documents of the Company or any Subsidiary; (ii) result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of obligations under any provision of, or result in the creation of any Lien on any property or asset of the Company or any Subsidiary, or the loss of any material right of the Company or any Subsidiary pursuant to any material Contract, or material Permit to which the Company or any Subsidiary is a party or by which any of the properties or assets of the Company or any Subsidiary are bound; (iii) conflict with or violate, in any material respect, any Order of any Governmental Body applicable to the Company or any Subsidiary or by which any of the properties or assets of the Company or any Subsidiary are bound; or (iv) conflict with or violate, in any material respect, any applicable Law. (b) Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with the applicable requirements of the HSR Act or other Antitrust Law, if any, or (ii) such consents, waivers, approvals, Orders, Permits or authorizations from a Person other than a Governmental Body the failure of which to obtain would not be material to the Company and the Subsidiaries, taken as a whole. 5.4 Capitalization. (a) The authorized capital stock of the Company consists of 250,000 Common Shares, 2,300 Series A Redeemable Preferred Shares, 46,000 Series B Redeemable Preferred Shares and 50,800 Series C Convertible Preferred Shares. There are 10,288 Common Shares, 2,075 Series A Redeemable Preferred Shares, 45,650 Series B Redeemable Preferred Shares and 50,722 Series C Convertible Preferred Shares issued and outstanding. All of the issued and outstanding shares of Common Shares and Preferred Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.

35 (b) Schedule 5.4(b) sets forth, with respect to the outstanding Options and Warrants, (i) the names of the holders thereof, (ii) the number of Options and Warrants held by each such holder, (iii) the grant date thereof, (iv) the exercise prices of each outstanding Option and Warrant, (v) the class and number of Shares that are subject to such Option and Warrant, (vi) the vesting schedule of each Option and Warrant, and (vii) the plan under which each Option was granted. No Option was granted with an exercise price per Common Share less than the fair market value of a Common Share on the date such Option was granted. The Company has delivered or made available to Purchaser accurate and complete copies of each Contract pursuant to which any Option or Warrant is outstanding. The treatment of the Options described in Section 2.7(d) and (e) is permitted by the terms of the plan and award agreements governing such Options. The treatment of the Warrants described in Section 2.7(f) is permitted by the terms of the Contracts governing such Warrants. (c) Except for outstanding Options and Warrants and as set forth on Schedule 5.4(b), there is no existing option, warrant, call, right or Contract of any character relating to the issued or unissued capital stock or other securities of the Company, and there are no securities of the Company outstanding (other than the Preferred Shares) requiring or which upon conversion or exchange would require, the issuance of any shares of capital stock of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of the Company. Other than the Stockholders Agreement and as set forth in Schedule 5.4(b), the Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Common Shares of the Company. There are no stock appreciation rights, phantom stock or similar rights in existence with respect to the Company or any of its Subsidiaries. 5.5 Subsidiaries. (a) Schedule 5.5 sets forth the name of each Subsidiary, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing, in all material respects, under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. Each Subsidiary has all requisite corporate or entity power and authority to own, lease and operate its properties and carry on its business as now conducted. (b) The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company or any of its Subsidiaries are owned by it free and clear of any and all Liens except as set forth on Schedule 5.5. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, and there are no securities of any Subsidiary outstanding requiring or which upon conversion would require,

36 the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity interests of any Subsidiary. 5.6 Financial Statements. The Company has made available to Purchaser copies of (i) the audited consolidated balance sheets of the Company and the Subsidiaries as at September 30, 2012 and September 30, 2011 and the related audited consolidated statements of income and of cash flows of the Company and the Subsidiaries for the years then ended and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as at September 30, 2013 and the related consolidated statements of income and cash flows of the Company and the Subsidiaries for the twelve month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). Except as set forth on Schedule 5.6 and as set forth in the notes thereto and subject to, in the case of the unaudited financial statements, ordinary course year-end adjustments and the absence of footnote disclosure, none of which would be, individually or in the aggregate, material, each of the Financial Statements has been prepared in accordance with GAAP consistently applied and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries as at the dates and for the periods indicated therein. For the purposes hereof, the unaudited consolidated balance sheet of the Company and the Subsidiaries as at September 30, 2013 is referred to as the “Balance Sheet” and September 30, 2013 is referred to as the “Balance Sheet Date.” 5.7 No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any Liabilities of any kind (whether or not they would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP), other than (i) Liabilities reflected, reserved against or described on the Balance Sheet, (ii) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date (none of which results from any breach or default under a Contract or a requirement of Law), (iii) Liabilities that are executory obligations under any Contract disclosed pursuant to Sections 5.10 (Real Property), 5.12 (Intellectual Property) and 5.13 (Material Contracts) or any Contract to which the Company or any Subsidiary is bound that is not required (pursuant to any applicable dollar threshold or otherwise) to be disclosed in the Schedules and entered into in the Ordinary Course of Business (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Contract or a requirement of Law), (iv) Liabilities set forth on Schedule 5.7, (v) Liabilities for any Transaction Expenses, and (vi) Liabilities of the Company and its Subsidiaries, taken as a whole, that do not exceed $1,000,000 individually, or $3,000,000 in the aggregate. 5.8 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.8, since the Balance Sheet Date (a) the Company and the Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, (b) there has not been any event, change, occurrence or circumstance that has had or would reasonably be expected to have a Material Adverse Effect and (c) there has not been any action taken (or omitted to be taken) by the Company and the Subsidiaries which, if such action

37 were taken following the date hereof, would require the consent of Purchaser or otherwise would violate any of the provisions of Section 8.2. 5.9 Taxes. Except as set forth on Schedule 5.9: (a) Each of the Company and the Subsidiaries has timely filed (or caused to be filed) all federal and other material Tax Returns required to be filed by it after giving effect to any valid extensions of time in which to make such filings. All such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by or with respect to the Company and each Subsidiary for the periods covered thereby. All Taxes shown due on such returns have been paid. (b) All Taxes required to be withheld by the Company or any of the Subsidiaries have been withheld and have been (or will be) duly and timely paid to the proper Taxing Authority. (c) No deficiencies for any Taxes have been proposed, asserted or assessed by any Taxing Authority against the Company or any of the Subsidiaries in writing that are still pending. (d) No requests for waivers of the time to assess any Taxes of the Company or any of the Subsidiaries have been made that are still pending (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business). (e) There are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which the Company or any Subsidiary may be liable that could affect the Company’s or any Subsidiary’s liability for Taxes for any taxable period ending after the Closing Date. (f) No income Tax Return of the Company or the Subsidiaries is the subject of any action, suit, investigation or audit by the IRS or by any state or foreign Taxing Authority. No power of attorney has been granted by the Company or any of the Subsidiaries that is currently in force with respect to any matter relating to a material amount of Taxes. (g) No claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary has never paid Taxes or filed Tax Returns asserting that the Company or such Subsidiary, respectively, is or may be subject to Taxes assessed by such jurisdiction. (h) There are no Liens for unpaid Taxes upon the assets of the Company or any of the Subsidiaries, except for Permitted Exceptions. Neither the Company nor any of the Subsidiaries is liable for the Taxes of any other Person as a result of any indemnification provision or other contractual obligation as a transferee, successor, or otherwise (other than customary Tax indemnifications contained in agreements the primary purpose of which does not relate to Taxes). (i) Neither the Company nor any Subsidiary will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after Closing, as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale or the receipt of any prepaid amount, in each case prior to Closing.

38 (j) No election under Section 108(i) of the Code will affect any item of income, gain, loss or deduction of the Company or any Subsidiary after the Closing. (k) Neither the Company nor any Subsidiary has been a member of any combined, consolidated or unitary group other than the group of which it is presently a member, and neither the Company nor any Subsidiary presently has or has had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity (other than the Subsidiaries). (l) With respect to each transaction in which the Company or any Subsidiary has participated that is a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law. (m) Any powers of attorney granted by the Company or any Subsidiary prior to the Closing relating to Taxes will terminate and be of no effect following the Closing. (n) Except as set forth on Schedule 5.9(n), none of the Subsidiaries is disregarded as an entity separate from its owner for federal income tax purposes, and no election under Treasury Regulation § 1.7701-3 with respect to the federal income tax classification of the Company or any Subsidiary has been made. (o) Neither the Company nor any of the Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement. (p) Each of the Company and each Subsidiary is in compliance with all applicable requirements for the Company or such Subsidiary to qualify for the Foreign Invested Enterprise (“FIE”) or the New and High Technology Enterprise (“HTC”) incentives in China and none of the benefits under the FIE or HTC will be jeopardized or altered by the transactions contemplated in this Agreement. (q) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”). The Company is not, nor has the Company been, a United States real property holding corporation (within the meaning of the Code, and the Treasury Regulations thereunder) at any time during the previous five year period ending on the Closing Date and shares of stock of the Company held by those selling stock to Purchaser pursuant to this Agreement do not constitute “U.S. real property interests” as that term is defined in the Code and the Treasury Regulations. 5.10 Real Property. (a) Schedule 5.10 sets forth a complete list of (i) all real property and interests in real property owned by the Company or the Subsidiaries (individually, an “Owned Property” and

39 collectively, the “Owned Properties”), and (ii) all leases of real property by the Company or a Subsidiary (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”) as lessee or lessor. The Company or the Subsidiaries have good fee simple title to all Owned Property, free and clear of all Liens of any nature whatsoever, except (A) Liens set forth on Schedule 5.10 and (B) Permitted Exceptions. The Company Properties constitute all interests in real property currently used, occupied or held for use in connection with the business of the Company and the Subsidiaries or which are necessary for the continued operation of the business of the Company and the Subsidiaries as the business is currently conducted. The Company has made available to Purchaser true and complete copies of (i) the deeds, title reports and surveys for the Owned Properties in its possession and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. The Company or any Subsidiary is not obligated or bound pursuant to any options, obligations or rights of first refusal or contractual rights to sell, purchase or lease to any third party any real property. (b) Each of the Real Property Leases is in full force and effect. Neither the Company nor any Subsidiary is in default under any Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default. Other than as set forth on Schedule 5.10, there are no Contracts or other documents governing or affecting the occupancy or tenancy of any of the Company Properties by the Company and Subsidiaries. Neither the Company nor any Subsidiary has assigned, transferred or pledged any interest in the Real Property Leases. (c) The Company or its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to Permitted Exceptions and to applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). (d) The Company and the Subsidiaries have all certificates of occupancy and material Permits necessary for the current use and operation of each Real Property Lease. No default or violation, or, to the Knowledge of the Company, event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit. 5.11 Personal Property. Except as set forth on Schedule 5.11, the Company or its Subsidiaries owns and has good title to, or a valid leasehold interest in, all material items of tangible personal property that are (a) shown on the Financial Statements, or acquired after the date thereof and (b) necessary for the conduct of their business as currently conducted, in each case free and clear of all Liens other than Permitted Exceptions, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Financial Statements. 5.12 Intellectual Property.

40 (a) List of Intellectual Property. Schedule 5.12(a) contains a complete and accurate list of all Patents, registered Marks and registered Copyrights owned by the Company or any Subsidiary as of the date hereof. Neither the Company nor any Subsidiary owns any material Software. All registration, renewal and maintenance fees and taxes due and payable on or before the Closing Date in respect of each of the applications and registrations listed on Schedule 5.12(a) have been paid, Schedule 5.12(a) identified any registration, renewal and maintenance fees and taxes due and payable within 90 days after the date hereof and, to the Knowledge of the Company, all Intellectual Property required to be listed on Schedule 5.12(a) is valid and enforceable and have not been abandoned unless such applications and/or registrations are indicated in Schedule 5.12(a) to be canceled, abandoned, transferred, or proposed, withdrawn, dead or expired. The Company and the Subsidiaries own all right, title and interest in and to the Intellectual Property required to be listed on Schedule 5.12(a), free and clear of all Liens other than Permitted Exceptions and those Liens listed on Schedule 5.12(c). The Company and the Subsidiaries have the sole and exclusive right to enforce and bring actions for infringement, misappropriation, dilution or violation of all Intellectual Property required to be listed on Schedule 5.12(a). (b) Licenses. Schedule 5.12(b) sets forth a complete and accurate list of all material agreements (other than agreements with respect to “off-the-shelf” Software) between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, (i) granting any other Person the right to use or practice any rights under any of the material Intellectual Property owned either by the Company or any of its Subsidiaries or (ii) granting the Company or a Subsidiary the right to use or practice any rights under any material Intellectual Property owned by another Person. (c) Protection of Proprietary Rights. To the Knowledge of the Company, the Company and the Subsidiaries own or have valid, royalty-free licenses to use all Company Intellectual Property used by them in the Ordinary Course of Business. Except as set forth on Schedule 5.12(c), (i) the material Intellectual Property owned by the Company and the Subsidiaries are not the subject of any written challenge received by the Company or any of the Subsidiaries and (ii) neither the Company nor any Subsidiary has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Intellectual Property license to which the Company or any Subsidiary is a party or by which it is bound. (d) Non-Infringement. Neither the Company nor any Subsidiary has infringed, misappropriated, violated or diluted, in any material respect, any Intellectual Property of any other Person. To the Knowledge of Company, no claim of any infringement, misappropriation, violation or dilution of any Intellectual Property of any other Person has been made or asserted in writing in respect of the Company or any Subsidiary or the operation of their businesses, including any invitation from any Person to take a license to such Person’s Intellectual Property, and, to the Knowledge of Company, no such claim has been asserted other than in writing. (e) Infringement. To the Knowledge of the Company, no third party is infringing, misappropriating, violating or diluting any of the Intellectual Property owned by the Company or any Subsidiary.

41 (f) Invention Assignments. Except as set forth on Schedule 5.12(f), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material Company Intellectual Property on behalf of the Company or any Subsidiary either: (i) is a party to a “work-for-hire” agreement under which the Company or a Subsidiary is deemed to be the original owner/author of all right, title and interest therein; or (ii) has executed an assignment in favor of the Company or a Subsidiary of all right, title and interest in such Company Intellectual Property. (g) Technology. The Company and its Subsidiaries have taken reasonable steps in accordance with generally-adopted industry practices to maintain the confidentiality of their Technology that the Company considers to be trade secrets. To the Knowledge of Company there has been no unauthorized disclosure of the Technology that are trade secrets or confidential information of Company and its Subsidiaries or of Technology that are trade secrets or confidential information of third parties that the Company or its Subsidiaries were contractually obligated to protect from unauthorized disclosure. 5.13 Material Contracts. (a) Schedule 5.13(a) sets forth all of the following Contracts to which the Company or any of the Subsidiaries is a party or by which it is bound (collectively with the Contracts listed on Schedules 5.10, 5.11, 5.12(b) and 5.21, the “Material Contracts”): (i) Contracts with any Equity Holder or any current officer, employee, independent contractor or director of the Company or any of the Subsidiaries for annual consideration in excess of $150,000; (ii) Contracts with any labor union or association representing any employee of the Company or any of the Subsidiaries; (iii) Contracts (A) limiting or restraining the Company or any of the Subsidiaries from engaging or competing in any lines of business with any other Person other than routine confidentiality and nondisclosure agreements entered into in connection with the possible acquisition of another business, (B) granting any exclusive or preferential rights to provide, sell or distribute any of the Company Products, (C) granting “most favored nation” status to any Person, (D) containing “requirements” provisions or other provisions obligating the Company or any of its Subsidiaries to purchase or obtain a minimum or specified amount of any product or service from any Person, or (E) containing minimum sales or volume provisions obligating the Company or any of its Subsidiaries which involves the expected payment of $150,000 or more in the current calendar year or any subsequent year; (iv) Contracts for the sale of any of the assets of the Company or any of the Subsidiaries other than in the Ordinary Course of Business, for consideration in excess of $150,000; (v) Contracts relating to any acquisition to be made by the Company or any of the Subsidiaries of any operating business or the capital stock of any other Person;

42 (vi) Contracts (A) relating to the incurrence of Indebtedness, or the making of any loans, in each case involving amounts in excess of $150,000, or (B) guaranteeing any Indebtedness or other obligations of any other Person; (vii) Contracts which require the expenditure of more than $200,000 in the aggregate or require performance by any party more than one year from the date hereof that, in either case, are not terminable by the Company or a Subsidiary without penalty on notice of 120 days or less; (viii) Contracts relating to joint ventures, strategic alliances, partnerships or sharing of profits or proprietary information; (ix) Contracts granting any Person a Lien on all or any material portion of the assets of the Company or any Subsidiary, taken as a whole, other than Permitted Exceptions and Liens which will be released at Closing; (x) Contracts with (A) any of the top ten (10) customers by revenue of the Company and its Subsidiaries, taken as a whole, or (B) the top supplier by dollar amount of purchases made by the Company and its Subsidiaries, taken as a whole; (xi) any sales, marketing, distributorship, agency or representative Contracts where the counter-party to such agreement has the right or power to bind the Company or any of its Subsidiaries; and (xii) Contracts under which the Company or any Subsidiary has granted or received a material license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment in excess of $150,000 on an annual basis, not including any payments that might be due after renewal of such Contract. (b) Except as set forth on Schedule 5.13(b), the Material Contracts are, (i) in full force and effect in all material respects and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiaries, as applicable, and, to the Knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto. Except as set forth on Schedule 5.13(b), neither the Company nor any Subsidiary has received any written notice or, to the Knowledge of the Company, other communication of (x) any default or event that with notice or lapse of time, or both, would constitute a material default by the Company and the Subsidiaries under any Material Contract, or (y) the intention of any party to terminate or amend any Material Contract. The Company has made available to Purchaser copies of all of the Material Contracts, together with all material amendments, modifications and supplements thereto. 5.14 Employee Benefits Plans. (a) Schedule 5.14(a)(i) sets forth all material Company Benefit Plans. For purposes of this agreement, the term “Company Benefit Plan” means “employee benefit plans,” as defined in Section 3(3) of ERISA, and all other employee benefit agreements, arrangements or material payroll practices (in each case, whether self-funded, minimum premium, fully insured or

43 otherwise), including bonus plans, employment, change in control, retention, severance, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs (i) maintained by the Company or any of the Subsidiaries, (ii) to which the Company or any of the Subsidiaries contributed, contributes or is obligated to contribute, or (iii) to which the Company or any of the Subsidiaries is a party or could reasonably be expected to have any liability or obligations. None of the Company Benefit Plans provide or is obligated to provide for post-employment life or health insurance, benefits or coverage, or, except as set forth on Schedule 5.14(a)(ii), other post-employment welfare benefits for any current or former employee or any beneficiary thereof, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and at the expense of the participant or the participant’s beneficiary, and, except as set forth on Schedule 5.14(a)(iii), none of the Company Benefit Plans provide or is obligated to provide welfare benefits to any individual who is neither a current nor former employee of the Company or any of the Subsidiaries, or a beneficiary thereof. (b) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been made available or delivered to Purchaser by the Company, to the extent applicable: (i) any plans (or written summaries of any material unwritten Company Benefit Plans), all amendments thereto and related trust documents and insurance contracts, and amendments thereto; (ii) the three most recent Forms 5500 and all schedules thereto; (iii) the most recent IRS determination or opinion letter; (iv) the most recent summary plan descriptions and all summaries of material modifications thereto; (v) all material written communications to employees or with any Governmental Body relating to a Company Benefit Plan; and (vi) written descriptions of all non-written agreements relating to the Company Benefit Plans. (c) Each Company Benefit Plan has been maintained, in all material respects, in accordance with its terms and with all applicable provisions of ERISA and the Code and all other applicable Laws. None of the Company or any of the Subsidiaries maintains or contributes to, or otherwise could reasonably be expected to have any liability (including contingent liability, whether on account of an ERISA Affiliate or otherwise), (i) related to any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, or (ii) under Chapter 43 of the Code. There are no pending or, to the Company’s Knowledge, threatened claims (other than routine claims for benefits), lawsuits, actions, audits, or investigations related to any Company Benefit Plan. (d) The Company Benefit Plans intended to qualify under Section 401 of the Code have received a favorable determination letter from the IRS or are entitled to rely on an opinion letter from the IRS, and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred and no circumstances exist with respect to the Company Benefit Plans which could reasonably be expected to cause the loss of, or failure to qualify for, such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

44 (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans to any funds or trusts established thereunder or in connection therewith have, in all material respects, been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will, in all material respects, have been paid or accrued on the most recent Balance Sheet on or prior to the Closing Date (f) Except as set forth on Schedule 5.14(f)(i), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with another event) will or could reasonably be expected to (i) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to any payment (including severance pay or similar compensation), any cancellation of Indebtedness, or any increase in compensation; (ii) result in the acceleration of payment, funding or vesting under any Company Benefit Plan; or (iii) result in any increase in benefits payable under any Company Benefit Plan. Except as set forth on Schedule 5.14(f)(ii), no amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the transactions contemplated hereby (either alone or in combination with another event) could reasonably be expected to be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code (g) Each Company Benefit Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained in all material respects in accordance with the requirements of Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A of the Code. 5.15 Labor. (a) Neither the Company nor any of the Subsidiaries is a party to any labor or collective bargaining agreement. (b) There are no, and since January 1, 2011, there have been no: (i) strikes, work stoppages or lockouts pending or, to the Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, or (ii) unfair labor practice charges, material grievances or material complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries. (c) Neither the Company nor any of its Subsidiaries is delinquent in any material payments to any of their respective employees for any wages, salaries, commissions, bonuses, severance, termination pay or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. To the Knowledge of the Company, there are no material grievances, complaints or charges that have been filed against the Company or any subsidiary under any dispute resolution procedure that have not been dismissed. The Company and each of its Subsidiaries is and has been in compliance in all

45 material respects with all applicable Laws that relate to employment, equal employment opportunity (including Laws prohibiting employment discrimination, harassment or retaliation), wages, hours, leaves, workers’ compensation, disability, occupational safety and health, immigration, collective bargaining and plant closings and layoffs (including the WARN Act and similar state and local Laws). (d) Schedule 5.15(d) sets forth a true, complete and correct list of (i) all employees of the Company and each of its Subsidiaries, and (ii) the position, date of hire, visa status (if applicable), current annual rate of compensation (or with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), including any estimated or target annual incentive compensation of each such employee. No employee at the level of manager or above of the Company or any of its Subsidiaries has informed the Company or its Subsidiaries of any intent to terminate his or her employment with the Company or its Subsidiaries (e) Except as set forth on Schedule 5.15(e), there is no current employee of the Company or its Subsidiaries who as of the date hereof is absent because of disability or other leave. (f) Except as set forth on Schedule 5.15(f), the employment of each of the current employees of the Company or its Subsidiaries is terminable by the Company or its Subsidiaries at will (excluding, for the avoidance of doubt, any severance obligations of the Company or its Subsidiaries that may become payable to such employees in accordance with past practices of the Company and its Subsidiaries). 5.16 Litigation. Except as set forth on Schedule 5.16, (a) there are no, and since January 1, 2011 have been no, material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiaries before any Governmental Body, and (b) neither the Company nor any Subsidiary is, or at any time since January 1, 2011 has been, subject to any Order of any Governmental Body. 5.17 Compliance with Laws; Permits. (a) The Company and the Subsidiaries are and have been in compliance in all material respects with all Laws of any Governmental Body applicable to their respective businesses or operations. (b) The Company and the Subsidiaries currently have and has had all material Permits which are required for the operation of their respective businesses as presently conducted and which are necessary to entitle them to own, lease and operate their respective properties and assets. Neither the Company nor any of the Subsidiaries is or has been in default or violation in any material respect (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation in any material respect) of any term, condition or provision of any Permit to which it is a party. 5.18 Environmental Matters. Except as set forth on Schedule 5.18 hereto:

46 (a) the operations of the Company and each of the Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with any Permits required under all applicable Environmental Laws necessary to operate its business (“Environmental Permits”); (b) neither the Company nor any of the Subsidiaries is subject to any pending or, to the Knowledge of the Company, threatened Legal Proceeding alleging that the Company or any of the Subsidiaries either is in violation of any Environmental Law or any Environmental Permit or has any liability under any Environmental Law and, to the Knowledge of the Company, there are no facts or conditions, including with respect to any release or threatened release of a Hazardous Material that would reasonably be expected to give rise to such a Legal Proceeding that would involve Losses in excess of $150,000; and (c) there are no pending or, to the Knowledge of the Company, threatened investigations of the businesses of the Company or any of the Subsidiaries, or of any currently or previously owned or leased property of the Company or any of the Subsidiaries or of any third party properties to which Hazardous Materials generated by the Company or any Subsidiary were sent for treatment or disposal, in each case under Environmental Laws, which would reasonably be expected to result in the Company or any Subsidiary incurring any material liability pursuant to any Environmental Law and, to the Knowledge of the Company, there are no facts or conditions that would reasonably be expected to give rise to any such investigation. 5.19 Insurance. Schedule 5.19 contains, for the current policy year, a list of all insurance policies which are owned by the Company or any of the Subsidiaries or which name the Company or a Subsidiary as an insured, including self-insurance programs and those which pertain to the Company’s or a Subsidiary’s assets, employees or operations. All such insurance policies are in full force and effect and the applicable limits under such policies have not been exhausted, all premiums that are due and payable prior to the date of this Agreement with respect thereto have been paid, and neither the Company nor any Subsidiary has received any written or, to the Knowledge of the Company, other notice of cancellation, denial of coverage or nonrenewal of any such insurance policies. 5.20 Financial Advisors. Except as set forth on Schedule 5.20, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers, Equity Holders or the Company in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment in respect thereof. 5.21 Related Party Transactions. Except as set forth on Schedule 5.21, no employee, officer, director, stockholder, partner or member of the Company or any of the Subsidiaries, any member of his or her immediate family or any of their respective Affiliates (“Related Persons”) directly or indirectly (i) owes any amount to the Company or any of the Subsidiaries nor does the Company or any of the Subsidiaries owe any amount to any Related Person, (ii) owns any property or right, tangible or intangible, that is used by the Company or any of the Subsidiaries, (iii) has any claim or cause of action against the Company or any of the Subsidiaries or (iv) is a party to any Contract with the Company or any of the Subsidiaries.

47 5.22 Customers and Suppliers. Schedule 5.22 sets forth an accurate and complete list, for the fiscal year ended September 30, 2013, of (a) each of the top ten (10) customers by revenue of the Company and its Subsidiaries, taken as a whole, and (b) the top supplier by dollar amount of purchases made by the Company and its Subsidiaries, taken as a whole. Since September 30, 2012, neither the Company nor any of its Subsidiaries has received notice from any customer or supplier identified on Schedule 5.22 indicating that any such customer (i) intends to terminate its existing agreements with the Company or any Subsidiary, (ii) intends to materially adversely modify is relationship with the Company or any Subsidiary or (iii) intends to renegotiate pricing or adversely change any other terms of the relationship with the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries are engaged in any material dispute with any customer or supplier listed on Schedule 5.22. 5.23 Product Liability; Warranties. Since January 1, 2011, no material product liability, recall, warranty or other similar material claims (whether based in contract or tort and whether relating to personal injury, including death, property damage or economic loss) are pending or have been settled, terminated or received in writing by the Company or its Subsidiaries and, to the Company’s Knowledge, no such claims have been threatened against the Company or its Subsidiaries and no basis for any such claim exists, in each case relating to, or arising from, the sale or use of the Company Products. There are no outstanding returns of Company Products from customers of the Company and its Subsidiaries which are individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole. 5.24 Anti-Corruption Matters. (a) Since January 1, 2011, none of the Company, the Subsidiaries, any Affiliate, director, officer, employee, or to the Knowledge of the Company agent or representative of the Company or any Subsidiary has offered, authorized, made, paid or received, directly or indirectly, (i) any bribes, kickbacks or other similar payments or offers or transfers of value in connection with obtaining or retaining business or to secure an improper advantage to or from any Person in violation of applicable Law or (ii) any payment or transfer of value in violation of the United States Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the United Kingdom Bribery Act 2010, or any other applicable anti-corruption law. (b) No employee who is party to an employment agreement with the Company or any Subsidiary or director of the Company or the Subsidiaries has been an official of any foreign government or of any agency thereof, an official of a foreign political party, or a candidate for political office in any foreign country. (c) Neither the Company nor the Subsidiaries are being, or has been, investigated by any governmental entity with respect to, or been given notice by a governmental entity of, any potential violation by the Company or any Subsidiary of the United States Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the United Kingdom Bribery Act 2010, or any other applicable anti-corruption law 5.25 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto),

48 neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Subsidiaries or their respective business or assets. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller hereby represents, severally and not jointly, to Purchaser and Merger Sub that except as set forth on the Disclosure Schedules: 6.1 Organization and Good Standing. Such Seller is either (a) a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business or (b) an individual. 6.2 Authorization of Agreement. Such Seller has all requisite organizational or individual (as the case may be) power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated hereby and thereby (together with this Agreement, the “Seller Documents”) to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Seller Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required organizational or individual (as the case may be) action on the part of such Seller. This Agreement has been, and each of the Seller Documents to which it is a party will be at or prior to the Closing, duly and validly executed and delivered by such Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document to which it is a party, when so executed and delivered will constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 6.3 Conflicts; Consents of Third Parties. (a) None of the execution and delivery by such Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof, will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of obligations under, any provision of, or result in the creation of any Lien on any property or asset of such Seller, pursuant to (i) if such Seller is not an individual, the certificate of incorporation and by-laws (or other organizational and governing documents) of such Seller, as applicable; (ii) any material Contract, or material Permit to which such Seller is a party or by which any of the properties or assets of

49 such Seller are bound; (iii) any Order of any Governmental Body applicable to such Seller or by which any of the properties or assets of such Seller are bound; or (iv) any applicable Law. (b) No material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by such Seller with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby, except for compliance with the applicable requirements of the HSR Act or other Antitrust Law, if any. 6.4 Ownership and Transfer of Shares. Such Seller is the record and beneficial owner of the Shares, Options and Warrants, as applicable, indicated as being owned by such Seller on Exhibit A, free and clear of any and all Liens (other than any restrictions on transfer under any applicable federal or state securities Laws or the Stockholders Agreement that are not applicable to the transactions contemplated hereby). 6.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of such Seller, threatened that are reasonably likely to prohibit or restrain the ability of such Seller to enter into this Agreement or consummate the transactions contemplated hereby. 6.6 Financial Advisors. Except as set forth on Schedule 6.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. 6.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article VI and the respective Letter of Transmittal to be executed and delivered by each thereof, none of the Sellers makes any other express or implied representation or warranty with respect to the Sellers or the transactions contemplated by this Agreement. ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser and Merger Sub hereby jointly and severally represent and warrant to the Company and the Sellers that: 7.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business. Merger Sub is a corporation duly organized, validly existing and in good corporate standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business. Merger Sub is a wholly- owned subsidiary of Purchaser. 7.2 Authorization of Agreement. Each of the Purchaser and Merger Sub has full limited liability or corporate power and authority to execute and deliver this Agreement and

50 each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser and Merger Sub of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser or Merger Sub, as the case may be. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and/or Merger Sub, as the case may be, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser and Merger Sub, as the case may be, enforceable against Purchaser and/or Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). 7.3 Conflicts; Consents of Third Parties. (a) None of the execution and delivery by Purchaser and/or Merger Sub of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser and/or Merger Sub with any of the provisions hereof or thereof, will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or organizational and governing documents of each of Purchaser and Merger Sub; (ii) any Order of any Governmental Body applicable to either Purchaser or Merger Sub or by which any of the properties or assets of either of Purchaser or Merger Sub are bound; or (iii) any applicable Law. (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser or Merger Sub in connection with the execution and delivery of this Agreement or the Purchaser Documents, as the case may be, the compliance by Purchaser and/or Merger Sub with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by Purchaser and/or Merger Sub of any other action contemplated hereby except for (i) compliance with the applicable requirements of the HSR Act or other Antitrust Law, if any, or (ii) such consents, waivers, approvals, Orders, permits or authorizations from a Person other than a Governmental Body, the failure of which to obtain would not have a material adverse effect on Purchaser’s and/or Merger Sub’s ability to consummate the transactions contemplated hereby. 7.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser or Merger Sub threatened that are reasonably likely to prohibit or restrain the ability of Purchaser or Merger Sub to enter into this Agreement or consummate the transactions contemplated hereby or which would give any third party the right to enjoin or rescind the transactions contemplated hereunder or otherwise prevent Purchaser or Merger Sub from complying with the terms and provisions of this Agreement.

51 7.5 No Prior Activities. Except for obligations incurred in connection with its organization and the transactions contemplated hereby, Merger Sub has neither incurred any obligations or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. 7.6 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for either Purchaser or Merger Sub in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. 7.7 Financial Capability. Purchaser (i) has, and at the Closing will have, sufficient funds from Purchaser’s immediately available internal funds or available under a currently established committed credit facility or unutilized lines of credit with financial institutions to pay the Initial Merger Consideration, all other payments required to be paid at Closing by Purchaser pursuant to Article III, and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement and (ii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities. To the actual knowledge of Purchaser, the funds used by Purchaser to pay the Initial Merger Consideration, all other payments required to be paid at Closing by Purchaser pursuant to Article III, and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement were not and are not directly or indirectly derived from activities or persons that would violate or contravene federal, state or international Law, including anti-money laundering Laws. 7.8 Solvency. (a) Assuming the accuracy of the representations and warranties set forth in Articles V and VI, immediately after giving effect to the Merger and the consummation of the other transactions contemplated by this Agreement (including the debt financing being entered into in connection therewith): (i) the fair saleable value (determined on a going concern basis) of the assets of Purchaser and the Surviving Corporation shall be greater than the total amount of their liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) Purchaser, the Surviving Corporation and the Subsidiaries shall be able to pay their debts and obligations in the Ordinary Course of Business as they become due; and (iii) Purchaser, the Surviving Corporation and the Subsidiaries shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. (b) In completing the transactions contemplated by this Agreement, Purchaser does not intend to hinder, delay or defraud any present or future creditors of Purchaser, the Company, the Surviving Corporation or the Subsidiaries.

52 7.9 Condition of the Business. (a) Each of Purchaser and Merger Sub acknowledge that, except as expressly set forth in this Agreement, neither Sellers nor any other Person has made any representation or warranty, express or implied, as to the Company or its Subsidiaries and their respective business or assets or the Shares. ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS), ARE HEREBY DISCLAIMED BY SELLERS AND WAIVED BY PURCHASER TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW. (b) Each of Purchaser and Merger Sub acknowledge that neither Sellers nor any of their Affiliates have made any warranty, express or implied, as to the accuracy or completeness of any forecasts, projections or business plans prepared by or on behalf of the Sellers and delivered to Purchaser or Merger Sub in connection with Purchaser’s and Merger Sub’s review of the Company and the negotiation and execution of this Agreement. ARTICLE VIII COVENANTS 8.1 Access to Information. (a) Prior to the Closing, Purchaser and Merger Sub shall be entitled, through their respective officers, employees and representatives (including their legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and the Subsidiaries and such examination of the books and records of the Company and the Subsidiaries as they reasonably request and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and the Subsidiaries to cooperate with Purchaser and Merger Sub and its representatives in connection with such investigation and examination and use reasonable efforts to afford access to Purchaser and its respective representatives to the work papers of Ernst & Young LLP, and Purchaser and Merger Sub and their respective representatives shall use their commercially reasonable efforts to cooperate with the Company and its representatives and minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or any of the Subsidiaries to disclose information subject to attorney-client privilege. Notwithstanding anything to the contrary contained herein, (i) neither Purchaser nor Merger Sub shall, prior to the Closing, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned but which consent may be conditioned upon a Company designated representative being in attendance), contact any suppliers to, or customers of, the Company or any of the Subsidiaries, and (ii) neither Purchaser nor Merger Sub shall, prior to the Closing, without the prior written consent of the Company (which may be withheld for any

53 reason) have any right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of the Subsidiaries. (b) The Company shall use reasonable efforts to (i) prepare the audited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2013 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended (the “2013 Audited Financial Statements”) in accordance with GAAP consistently applied; (ii) deliver a copy of the 2013 Audited Financial Statements to Purchaser promptly following completion thereof; (iii) provide “Monthly Financial Statements” regarding the Company and its Subsidiaries as the same is regularly prepared for the Company’s board of directors in the Ordinary Course of Business; and (iv) cooperate in the preparation of pro forma and interim financial information for filing with, and request and obtain the consent of the Company’s independent auditor for use of their reports in, any applicable Securities and Exchange Commission filings of Purchaser and its Affiliates. It is hereby acknowledged and agreed that nothing contained in this Section 8.1(b) shall constitute a condition precedent to the Closing. 8.2 Conduct of the Business Pending the Closing. (a) Prior to the Closing, except (I) as set forth on Schedule 8.2, (II) as required by applicable Law, (III) as otherwise expressly contemplated by this Agreement or (IV) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to: (i) use its commercially reasonable efforts to conduct the respective businesses of the Company and the Subsidiaries only in the Ordinary Course of Business; and (ii) use its commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company and the Subsidiaries, and (B) preserve the present relationships with employees, customers, suppliers and other business relationships of the Company and the Subsidiaries. (b) Except (I) as set forth on Schedule 8.2, (II) as required by applicable Law, (III) as otherwise expressly contemplated by this Agreement or (IV) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit any of its Subsidiaries to: (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries; provided, however, that (A) nothing herein shall prohibit the Company and its Subsidiaries from paying regularly scheduled management fees pursuant to the Investment Banking Agreement, (B) a Subsidiary may take any such actions to the extent that such dividend or other distribution or such repurchase, redemption or other acquisition of outstanding shares relates solely to the capital stock or other securities of such Subsidiary that are held by the Company, and (C)

54 the Company and the Subsidiaries shall be permitted to make cash dividends in the Ordinary Course of Business or as otherwise permitted by the Company’s senior credit agreement; (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of the Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of the Subsidiaries; (iii) effect any recapitalization, reclassification or like change in the capitalization of the Company or any of the Subsidiaries; (iv) amend the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of the Subsidiaries; (v) other than as required by Law or Contract, (A) modify the annual level of compensation of any director or officer of the Company or any of the Subsidiaries, (B) materially modify the annual level of compensation of any non-officer employee of the Company or any of the Subsidiaries, (C) grant any bonus or any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or employee (other than such bonuses both (x) included as Transaction Expenses, and (y) described on Schedule 8.2(b)(v)(B)), (D) materially modify the coverage or benefits available under any (or create any new or terminate any) Company Benefit or (E) enter into any employment or consulting agreement or any deferred compensation, severance, non-competition or similar agreement (or amend any such agreement) to which the Company or any of the Subsidiaries is a party or involving a director or employee of the Company or any of the Subsidiaries, except, in each case, as required by applicable Law from time to time in effect or by the terms of any Company Benefit Plans; provided, however, that notwithstanding the foregoing, the Company may: (i) modify the annual level of compensation of any employee of the Company or any of the Subsidiaries to the extent that the amount of all such modifications do not exceed $350,000 in the aggregate; and (ii) grant or award any bonus or any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or employee to the extent that the amount of all such grants and awards do not exceed $300,000 in the aggregate; (vi) subject to any Lien any of the properties or assets (whether tangible or intangible) of the Company or any of the Subsidiaries, except for Permitted Exceptions; (vii) acquire any equity interests, properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company and the Subsidiaries, other than (A) for fair consideration in the Ordinary Course of Business or (B) the purpose of disposing of obsolete or worthless assets in the Ordinary Course of Business; (viii) abandon or fail to maintain any material Company Intellectual Property;

55 (ix) commence or settle any Legal Proceeding or, other than in the Ordinary Course of Business, cancel or compromise any debt or claim or waive or release any right of the Company or any of the Subsidiaries; (x) enter into any commitment for capital expenditures or incur any Indebtedness of the Company and the Subsidiaries, in each case, in excess of $150,000 in the aggregate; (xi) enter into, materially modify or terminate, or waive any material right or remedy under, any Contract that is or would constitute a Material Contract of the Company or any of the Subsidiaries; (xii) permit the Company or any of the Subsidiaries to enter into or agree to enter into any merger or consolidation with any Person; (xiii) prepare or file any material Tax Return in a manner materially inconsistent with past practice, take any position, make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to a material amount of Taxes, or make any material change to any of its methods of Tax accounting from those employed in the preparation of its most recent Tax Return in each case other than in the Ordinary Course of Business or to the extent required by Law; (xiv) make any material change in the accounting procedures, methods, practices or policies applied in the preparation of the Audited Financial Statements; or (xv) agree to do anything prohibited by this Section 8.2. 8.3 Consents. Purchaser, Merger Sub and the Company shall use (and the Company shall cause the Subsidiaries to use) their commercially reasonable efforts, and the Sellers shall cooperate with Purchaser, Merger Sub, the Company and the Subsidiaries, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including the consents and approvals referred to in Sections 5.3(b), 6.3(b) and 7.3(b) hereof. Any fees or consideration paid to any third party from whom consent or approval is requested or required, including the filing fees and other payments made or payable to obtain the approvals contemplated in Section 8.4 hereof, shall be paid fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by the Equity Holders, on the other hand. 8.4 Regulatory Approvals. Each of Purchaser, Merger Sub and the Company shall cooperate and use its respective reasonable best efforts to respond to any investigation or other inquiry of any Governmental Body under any applicable Law. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body, and the parties shall cooperate and use their respective reasonable best efforts to resolve any investigation or inquiry (including any objections, if any, as may be asserted by any such Governmental Body in respect of the transactions contemplated by this Agreement) as promptly as reasonably practicable, and to provide such information or make any such filings as any such Governmental Body may request.

56 8.5 Further Assurances. Subject to, and not in limitation of, Section 8.4, each of Purchaser, Merger Sub, the Company and the Sellers shall use (and the Company shall cause each of the Subsidiaries to use) its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. 8.6 Confidentiality. (a) Purchaser and Merger Sub each acknowledge that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate. (b) Each Seller understands and acknowledges that such Seller has had access to and has learned (i) information proprietary to the Company and its Subsidiaries, including trade secrets, processes, patent and trademark applications, product development, price, customer and supply lists, sales, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business plans and all other confidential information with respect to the business of the Company and its Subsidiaries, (ii) other confidential or proprietary information of the Company and its Subsidiaries obtained by such Seller prior to the Effective Time, including the terms of this Agreement and the other agreements contemplated hereby, and (iii) other confidential or proprietary information of the Surviving Corporation, the Subsidiaries, Purchaser or their respective Affiliates obtained by such Seller pursuant to the terms of this Agreement and the other agreements contemplated hereby (collectively, the “Confidential Information”). Each Seller hereby agrees that, upon the terms and subject to the conditions set forth herein, until the five (5) year anniversary of the Closing Date, such Seller (i) will keep confidential all Confidential Information, and (ii) will not, directly or indirectly, disclose any Confidential Information to any third party (including, in the case of the ACAS Parties, any of their respective portfolio companies) or use any Confidential Information in any way. The restrictions contained in this Section 8.6(b) shall not apply to any information which (x) is at the Closing Date or thereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Sellers in violation of this Agreement or a breach by any other Person of any legal or contractual obligation known to such Seller, (y) is required to be disclosed by applicable Legal Requirements, provided, that, in such event, each Seller shall use reasonable efforts to give reasonable advance notice of such requirement to Purchaser to enable Purchaser or any of the Company or its Subsidiaries to seek a protective order or other appropriate remedy with respect to such permitted disclosure, or (z) becomes available to Sellers on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source is not known to Sellers to be bound by a confidentiality agreement to the Company or any of its Subsidiaries. 8.7 Indemnification, Exculpation and Insurance. (a) For the six-year period commencing immediately after the Closing Date, Purchaser shall cause the Surviving Corporation, the Subsidiaries and any of their successors or assigns to, indemnify, to the fullest extent permitted under applicable Law, the individuals who

57 on or prior to the Closing Date were directors or officers of the Company or any of the Subsidiaries (collectively, the “Indemnitees”) with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of the Subsidiaries at any time prior to the Closing Date. Purchaser agrees, for and on behalf of itself and the Surviving Corporation, the Subsidiaries or any of their successors or assigns, that all rights of the Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective certificate of incorporation or by-laws or comparable organizational documents of the Company or any of the Subsidiaries as now in effect, and any indemnification agreements or arrangements of the Company or any of the Subsidiaries shall survive the Closing Date and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, Purchaser shall, and shall cause the Surviving Corporation to pay any expenses of any Indemnitee under this Section 8.7, as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Company or any of its Subsidiaries. (b) Purchaser, from and after the Closing Date, shall cause (i) the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the certificate of incorporation and by-laws of the Company and (ii) the certificate of incorporation and by-laws or comparable organizational documents of each Subsidiary of the Surviving Corporation to contain the current provisions regarding indemnification of directors, officers, employees and agents which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. (c) Each of Purchaser, the Surviving Corporation and the Indemnitee shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Legal Proceeding as may be reasonably requested in connection therewith. (d) For the six-year period commencing immediately after the Closing Date, the Surviving Corporation shall maintain, and Purchaser shall cause the Company to maintain, in effect the directors’ and officers’ liability insurance “tail” or “runoff” insurance program with respect to acts or omissions occurring prior to the Closing Date (such coverage to be on terms and conditions and for an amount not materially less favorable to the Company’s and the Subsidiaries’ directors and officers currently covered by such insurance than those of such policy in effect on the date hereof). (e) The provisions of this Section 8.7: (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise. (f) In the event that the Purchaser or the Surviving Corporation, any Subsidiary or any of their successors or assigns (i) consolidates with or merges into any other Person and is not

58 the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Purchaser, the Surviving Corporation and each Subsidiary (as the case may be) shall assume all of the obligations thereof set forth in this Section 8.7. (g) The obligations of Purchaser, the Surviving Corporation, each Subsidiary or any of their successors or assigns under this Section 8.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 8.7 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 8.7 applies shall be third party beneficiaries of this Section 8.7). (h) Purchaser and Merger Sub hereby acknowledge that the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by ACAS and its Affiliates (other than the Company and Subsidiaries) (collectively, the “ACAS Indemnitors”). Purchaser and Merger Sub hereby agree that from and after the Closing Date (i) the Surviving Corporation, the Subsidiaries and any of their successors or assigns are the indemnitors of first resort (i.e., its obligations to Indemnitees are primary and any obligation of the ACAS Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Indemnitee are secondary), (ii) the Surviving Corporation, the Subsidiaries and any of their successors or assigns shall be required to advance the full amount of expenses incurred by any Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the certificate of incorporation or by-laws of the Surviving Corporation or any Subsidiary (or any other agreement between the Surviving Corporation or any Subsidiary and any Indemnitee), without regard to any rights an Indemnitee may have against the ACAS Indemnitors and (iii) it irrevocably waives, relinquishes and releases the ACAS Indemnitors from any and all claims against the ACAS Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Purchaser and Merger Sub further agree that no advancement or payment by the ACAS Indemnitors on behalf of an Indemnitee with respect to any claim for which an Indemnitee has sought indemnification from the Surviving Corporation shall affect the foregoing and the ACAS Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of an Indemnitee against the Surviving Corporation. Purchaser and Merger Sub agree that the ACAS Indemnitors are express third party beneficiaries of the terms of this Section 8.7(h). (i) Notwithstanding anything contained herein to the contrary, this Section 8.7 shall not override or otherwise impair a Purchaser Indemnified Party’s right to seek indemnification in accordance with Article X, and, if any Purchaser Indemnified Party shall be entitled to indemnification under Article X (without regard to the limitations contained in Article X) with respect to the same matter, no Indemnitee will be entitled to be exculpated, indemnified or reimbursed, or receive advancement of any expenses, under the organizational documents of the Company, the Subsidiaries or Purchaser, this Agreement or otherwise, with respect to such matter.

59 8.8 Pre-Closing Estimates. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Purchaser (i) Payoff Letters, signed by an authorized officer, specifying the Debt Payoff Amounts as of Closing, along with evidence of the release and discharge of all Liens relating to Indebtedness set forth on Schedule 1.2, (ii) the Closing Certificate, and (iii) the Estimated Closing Statement. 8.9 Preservation of Records. Purchaser agrees that it shall, and Purchaser agrees that it shall cause the Surviving Corporation to preserve and keep the records held by it, them or their Affiliates relating to the respective businesses of the Company and the Subsidiaries for a period of six (6) years from the Closing Date and shall make such records and personnel available to the Equity Holder Representative, during regular business hours upon reasonable advance notice and under reasonable circumstances, as may be reasonably required by the Equity Holder Representative in connection with any insurance claims, legal proceedings or Tax audits against or governmental investigations of the Sellers, Equity Holder Representative or any of their Affiliates, any evaluation of any claim for indemnification hereunder or in order to enable the Sellers and Equity Holder Representative to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby. The Equity Holder Representative shall be entitled, to make copies of such records to which it is entitled to access pursuant to this Section 8.9. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would result in a waiver of the attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of the Subsidiaries is bound. In the event the Purchaser wishes to destroy such records prior to that time, Purchaser shall first give ninety (90) days prior written notice to the Equity Holder Representative and the Equity Holder Representative shall have the right at its option and expense, upon prior written notice given to Purchaser within that ninety (90) day period, to take possession of the records within one-hundred eighty (180) days after the date of such notice. 8.10 Publicity. (a) None of the Sellers, the Company or Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of Purchaser and the Equity Holder Representative, which approval will not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Sellers, the Company and Purchaser may issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby if, in the sole judgment of the Company, the Equity Holder Representative or Purchaser, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Sellers, the Company or Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof. (b) Except for communications and disclosures required in connection with obtaining the necessary consents, approvals, Payoff Letters, financing and other documentation to satisfy the conditions to Closing or necessary to implement the provisions of this Agreement, each of Purchaser, the Company and the Sellers agree that the terms of this Agreement shall not be

60 disclosed or otherwise made available to the public, except where the disclosure, availability or filing of such terms or this Agreement is required by, or advisable under, applicable Law. (c) Notwithstanding anything contained in this Section 8.10 to the contrary, the ACAS Parties and their duly authorized representatives may disclose the terms of this Agreement and the transactions contemplated hereby in a manner consistent with such Person’s past disclosure practices in connection with its dispositions of portfolio investments without the prior written agreement of any party hereto, provided that the party intending to make such release shall use its commercially reasonable efforts to consult with Purchaser with respect to the timing and content thereof. 8.11 Employment and Employee Benefits. (a) Employees. Purchaser covenants and agrees to cause the Surviving Corporation and its Subsidiaries to continue the employment of the employees of the Surviving Corporation and the Subsidiaries who remain employed immediately prior to and following the Closing at no less than the same salary or hourly wage rate in effect immediately prior to the Closing until December 31, 2014; provided that nothing in this Section 8.11(a) shall require the Company or any of its Subsidiaries to continue the employment of any Continuing Employee (as defined below) during such period. Such individuals who continue their employment with Purchaser following the Closing Date are hereinafter referred to as the “Continuing Employees.” (b) Benefits. (i) Purchaser shall cause to be maintained for each of the Continuing Employees until December 31, 2014, or such longer period of time as is required by Law, benefit plans, programs, arrangements and policies that are no less favorable in the aggregate to the Company Benefit Plans, programs, arrangements and policies of the Company provided to such employees as of the Closing Date (other than equity compensation and severance arrangements); provided that nothing in this Section 8.11(b) shall require the Company or any of its Subsidiaries to continue the employment of any Continuing Employee during such period. (ii) For purposes of eligibility and vesting (but not benefit accrual) under the employee benefit plans of Purchaser providing benefits to Continuing Employees (the “Purchaser Plans”), Purchaser shall credit each Continuing Employee with his or her years of service with the Company, the Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Company Benefit Plan. The Purchaser Plans shall not deny Continuing Employees coverage on the basis of pre-existing conditions and, in the event Purchaser moves employees to different benefit programs prior to January 1, 2015, shall use commercially reasonable efforts to credit such Continuing Employees for any deductibles paid under an applicable Company Benefits Plan in the year of initial participation in the Purchaser Plans (unless such Continuing Employees become eligible for the applicable Purchaser Plans on the first day of a year).

61 (c) COBRA. Purchaser shall cause continuation coverage under the COBRA to be provided to each individual who is or becomes an “M&A qualified beneficiary” (as defined in Treas. Reg. § 54-4980B-9) in connection with the occurrence of the Merger to the extent elected by such individual. (d) WARN. For a period of one (1) year following the Closing Date, the Surviving Corporation and its Subsidiaries shall, and the Purchaser shall cause the Surviving Corporation and the Subsidiaries to, provide any required notice under the WARN Act, or any similar law, and to otherwise comply with any such Law with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act or similar Law) or similar event affecting the employees of the Surviving Corporation or any of its Subsidiaries. (e) Deferred Compensation Plan. No later than the Business Day prior to the Closing Date, the Company shall take all action necessary to terminate the DelStar Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) and to cause all benefits under the Deferred Compensation Plan to be paid, all in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B). Each Continuing Employee who was eligible for the Deferred Compensation Plan as of the date of this Agreement will be eligible to participate in a nonqualified deferred compensation plan maintained by Purchaser or one of its Affiliates effective as the later of (i) January 1, 2014, and (ii) as promptly as administratively practicable following the Closing. (f) 280G. Prior to the Closing Date, the Company shall submit to its stockholders for approval (in a manner satisfactory to Purchaser) by such number of holders of Shares as is required pursuant to Section 280G(b)(5)(B) of the Code, any payments and/or benefits that the Company and Purchaser reasonably determine may, individually or in the aggregate, constitute “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code and that the deduction of such payments and/or benefits will not be limited by the application of Section 280G of the Code and the applicable regulations thereunder. The Company will provide Purchaser with a reasonable opportunity to review and comment on all calculations and documents prepared in connection with the foregoing and will make such modifications thereto as are reasonable requested by Purchaser. (g) No Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any employee or independent contractor of the Company or any of its Subsidiaries or in any other Person that is not a party to this Agreement. Nothing herein shall constitute or shall be construed as an amendment to, the establishment of, or as precluding or requiring the amendment or termination of, any particular Company Benefit Plan or other employee benefit plan or arrangement. 8.12 Control of Business. Purchaser acknowledges on behalf of itself and its Affiliates and its and their directors, officers, employees, Affiliates, agents, representatives, successors and assigns that the operation of the Company remains in the dominion and control of the Company until the Closing and that until the Closing none of the foregoing Persons will contact or otherwise communicate with any director, officer or employee of the Company in

62 connection with or regarding the transactions contemplated hereby, except as specifically contemplated or permitted by this Article VIII or as otherwise consented to in advance by an officer of the Company; provided, that Purchaser will be entitled to maintain communication and contact with any director, officer or employee of the Company or any Subsidiary with whom it has had authorized contact prior to the date hereof. 8.13 Jointly Privileged Information. Notwithstanding any other provision in this Agreement, prior to the Closing, ACAS and each other Seller shall be permitted to make photocopies of any email, document and other records of the Company and any of its Subsidiaries containing attorney-client privileged information where the attorney-client privilege is held jointly between one or more of the Company and any Subsidiary on the one hand, and any of the ACAS Parties or any such other Sellers on the other hand (“Jointly Privileged Information”). From and after the Closing, Purchaser shall cause the Company and each Subsidiary to provide to ACAS and each such other Seller all copies (including electronic, digital, or otherwise) of any Jointly Privileged Information requested by ACAS or such other Seller that is inadvertently not copied prior to the Closing. ACAS and each such other Seller agrees that any photocopies made of any email, document and other record pursuant to the first sentence of this Section 8.13 shall be returned to the Company promptly following the determination by ACAS or such other Seller that such email, document or other record does not contain Jointly Privileged Information. 8.14 Notification. Prior to the Closing, the Company shall promptly notify Purchaser in writing of any event, condition, fact or circumstance (a) that would make the timely satisfaction of any of the conditions set forth in Article IX impossible or unlikely, (b) which, if existing or occurring prior to the date of this Agreement, would have been required to be set forth in a Schedule hereto, or (c) which would have been required to be set forth in a Schedule hereto if the Knowledge of the Company on the Closing Date were the Knowledge of the Company on the date hereof. No such notification shall be deemed to supplement or amend the Disclosure Schedule in any respect for the purpose of: (i) determining the accuracy of any of the representations and warranties made by the Company or any Seller in this Agreement; or (ii) determining whether any of the conditions set forth in Article IX has been satisfied. 8.15 Related Party Accounts and Agreements. On or before the Closing Date, the Company shall, and shall cause its Subsidiaries to: (a) cancel all loans or other accounts between the Company or any of its Subsidiaries, on the one hand, and any Related Person, on the other hand; (b) terminate the Stockholders Agreement; (c) terminate the Investment Banking Agreement; and (d) take all actions necessary to terminate all rights and obligations under all Contracts, business relationships or commitments between the Company or its Subsidiaries, on the one hand, and any Related Person, on the other hand (together with the Stockholders Agreement and the Investment Banking Agreement, the “Related Party Agreements”). Following the Closing Date, neither the Company nor any of its Affiliates (including Purchaser and its Affiliates), on the one hand, nor any Seller or any other Related Person, on the other hand, shall have any Liability to the other with respect to any Related Party Agreement 8.16 Release. Each Seller, on behalf of itself and its Affiliates (collectively for purposes of this Section 8.16, the “Releasing Parties”) hereby consents to the transactions contemplated under this Agreement and each other agreement, document or instrument referred

63 to in or contemplated by this Agreement. Effective as of the Closing, each of the Releasing Parties hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from and against any and all Claims, whether at law or in equity, that such Releasing Party may have had in the past, may now have or may have in the future against any of the Releasees, directly or indirectly relating to or arising out of any events, matters, causes, things, acts, omissions or conduct occurring or existing at any time up to and including the Closing Date or relating directly or indirectly to such Releasing Party’s current or former employment or consulting relationship with the Company or its Subsidiaries or current or former status as a director, stockholder, optionholder, warrantholder or debtholder of the Company or its Subsidiaries; provided, however, that such Releasing Party is not releasing (i) any rights available to it under this Agreement or any agreement entered into by such Releasing Party in connection with the Closing or (ii) if (and only if) Seller is an officer or director of the Company or any of its Subsidiaries, any claims made under directors’ and officers’ liability insurance policies or (iii) if (and only if) Seller is a Continuing Employee, any claims for accrued cash compensation and benefits and reimbursement of business expenses in the Ordinary Course of Business. For purposes of this Agreement, (a) “Releasees” means the Company, the Subsidiaries, Purchaser, and all of Purchaser’s Affiliates, and each of their respective officers, directors, employees, shareholders, members, affiliates, agents, representatives, successors and assigns, and (b) “Claim” means and includes all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, inchoate, unsuspected or undisclosed claim; and (ii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement. 8.17 Certain Restrictive Covenants. During the period from the date hereof through the date that is two (2) years following the Closing Date (the “Restricted Period”), each Seller shall not, directly or indirectly, as agent, employee, consultant, distributor, representative, stockholder, manager, partner or in any other capacity: (a) employ or engage, or recruit or solicit for employment or engagement any employee of the Company or any of the Subsidiaries who is an Equity Holder (provided that the solicitation or hiring of such employees (i) through the use of general solicitations, including through media advertisements, job boards or employment search firms in the ordinary course of business that are not targeted at such employees, or (ii) if such employee has ceased to be employed or retained by the Company or its Subsidiaries for at least six (6) months prior to such solicitation or hiring, shall be deemed not to violate the foregoing provisions); or (b) make (or cause to be made) to any Person any disparaging or derogatory or otherwise negative or false comments or statements concerning the Company, the Subsidiaries or Purchaser, or any of their respective officers, directors, employees, partners, shareholders or agents (or any of their products or services or respective business reputation or personal reputation). Notwithstanding the foregoing, nothing contained in Section 8.17 shall prohibit an ACAS Party portfolio company from, at any time during the Restricted Period, without use of any confidential or proprietary information of the Company or any of its Subsidiaries, soliciting or hiring any employee of the Company or its Subsidiaries; provided, however, that, during the Restricted

64 Period, (1) the ACAS Parties shall not cause their respective portfolio companies to hire Mark Abrahams; and (2) the ACAS Parties shall cause Dustin Smith not to hire any employee of the Company or any of the Subsidiaries who is an Equity Holder. 8.18 Restrictions on Competition and Interference. During the Restricted Period, each Seller listed on Schedule 8.18 shall not, directly or indirectly, through any Affiliate, officer, director, agent or otherwise: (a) interfere or attempt to interfere with the relationship of the Company, its Subsidiaries, Purchaser or any of their respective Affiliates with any Specified Business Contact, or encourage, induce, attempt to induce, solicit or attempt to solicit (on his, her or its own behalf or on behalf of any other Person) any Specified Business Contact to terminate or adversely modify its business relationship with the Company, its Subsidiaries, Purchaser or any of their respective Affiliates; or (b) in any Restricted Area, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in by the Company or its Subsidiaries on or at any time within the 12-month period prior to the Closing Date and any business actually proposed to be engaged in by the Companies as of the Closing (as evidenced by specific strategic or other plans of the Company or its Subsidiaries prior to the Closing Date) (a “Restricted Business”); provided, however, that the restrictions contained in this Section 8.18 shall not restrict the acquisition of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business. As used herein, “Restricted Area” shall mean the entire world. (c) For purposes of this Agreement, “Specified Business Contact” shall mean any Person that has or is expected to have, or at any time during the 12-month period prior to the Closing had, a business relationship with any of the Company or any of its Subsidiaries on or prior to the Closing Date (or as to whom a Seller obtains or obtained confidential information concerning the business relationship or potential business relationship between such Person and the Company, its Subsidiaries, Purchaser or any of their respective Affiliates). 8.19 Tolling. The period of time during which the restrictions set forth in Sections 8.17 and 8.18 hereof will be in effect will be extended for a given Seller by the length of time during which such Seller is in breach of the terms of those provisions as determined by any court of competent jurisdiction. 8.20 Drag-Along. The Company shall use its commercially reasonable efforts to enforce the drag-along provisions set forth in Section 3.6 of the Stockholders Agreement. ARTICLE IX CONDITIONS TO CLOSING 9.1 Conditions Precedent to Obligations of Purchaser and Merger Sub. The obligation of Purchaser and Merger Sub to consummate the transactions contemplated by this

65 Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law): (a) (i) each of the representations and warranties set forth in Sections 5.1 (Organization and Good Standing) (first sentence only), 5.5 (Subsidiaries) (excluding the third sentence of Section 5.5(a)), 6.1 (Organization and Good Standing) to the extent made by the ACAS Parties, 6.2 (Authorization of Agreement) to the extent made by the ACAS Parties, and 6.4 (Ownership and Transfer of Shares) to the extent made by the ACAS Parties, shall be true and correct in all material respects (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”), at and as of the date hereof and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), (ii) each of the representations and warranties set forth in Section 5.4 (Capitalization), shall be true and correct in all respects (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”), except to the extent that the failure to be true and correct in all respects would not reasonably be expected to result in Losses of at least $1,000,000, at and as of the date hereof and at and as of the Closing Date as though made on the Closing Date, and (ii) each of the representations and warranties of the Company and of the Sellers set forth in this Agreement (other than representations and warranties identified in clauses (i) or (ii) above) shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”), as of the date hereof and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 9.1(a)(iii) shall be deemed satisfied unless such breach of a representation or warranty would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and Purchaser shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, to the foregoing effect; (b) the Company and the Sellers shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, to the foregoing effect; (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; (d) the Equity Holder Representative and the Escrow Agent shall have executed the Escrow Agreement;

66 (e) the Sellers shall have delivered, or caused to be delivered, and the Purchaser shall have received the Certificate of Merger as duly executed on behalf of the Company; (f) evidence reasonably satisfactory to Purchaser that any stockholder vote required pursuant to Section 8.11(f) was solicited in conformity with Section 280G of the Code and the regulations promulgated thereunder; (g) the Sellers shall have delivered, or caused to be delivered, and the Purchaser shall have received a certificate of the Secretary of the Company, dated as of the Closing Date, as to (A) the Certificate of Incorporation of the Company, (B) the Bylaws of the Company, as amended, (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated hereby, and (D) the incumbency and signatures of the officers of the Company executing this Agreement and any other agreement or certificate executed by the Company in connection with the Closing; (h) the Sellers shall have delivered, or caused to be delivered, and the Purchaser shall have received terminations of the Contracts set forth on Schedule 5.21 other than the Contract identified as item 1 on Schedule 5.21; and (i) since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no circumstance, change, development, occurrence, state of facts, effect, condition or event that, individually or in the aggregate, has or would reasonably be expected to result in a Material Adverse Effect. 9.2 Conditions Precedent to Obligations of the Sellers. The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law): (a) each of the representations and warranties set forth in Sections 7.1 (Organization and Good Standing) and 7.2 (Authorization of Agreement), shall be true and correct in all material respects (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”), at and as of the date hereof and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and (ii) each of other representations and warranties of Purchaser and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”), as of the date hereof and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 9.2(a)(ii) shall be deemed satisfied unless such breach of a representation or warranty would, individually or in the aggregate, reasonably be expected to

67 result in a Material Adverse Effect; and the Equity Holder Representative shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect; (b) Purchaser and Merger Sub shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser or Merger Sub, as the case may be, on or prior to the Closing Date, and the Equity Holder Representative shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect; (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; (d) the Purchaser and the Escrow Agent shall have executed the Escrow Agreement; and (e) Purchaser shall have delivered, or caused to be delivered, to the Sellers evidence of the wire transfers referred to in Section 3.1 hereof. 9.3 Frustration of Closing Conditions. None of the Company, Purchaser, Merger Sub or the Sellers may rely on the failure of any condition set forth in Sections 9.1 or 9.2, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement. ARTICLE X INDEMNIFICATION 10.1 Survival of Provisions. (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing until fifteen (15) months following the Closing Date, provided that the Fundamental Representations shall survive the Closing indefinitely, the representations and warranties contained in Section 5.18 (Environmental Matters) shall survive the Closing until three (3) years following the Closing Date, and the Specified Representations shall survive the Closing until the sixtieth (60th) day following the expiration of all applicable statutes of limitations (the “Expiration Date”). The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their respective terms. The Equity Holders’ obligations pursuant to Section 10.2(a)(vi) shall survive the Closing until the sixtieth (60th) day following the expiration of all applicable statutes of limitations. (b) Notwithstanding any of the foregoing provisions to the contrary, the obligations for indemnification as provided under Sections 10.2(a)(i), 10.2(b)(i) and 10.3(a)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice to the indemnifying party in accordance with Section 10.4(a) and (b) before the applicable Expiration Date.

68 10.2 Indemnification by Equity Holders. (a) Subject to Sections 10.5 and 10.6 hereof, the Equity Holders shall, severally but not jointly, in accordance with such Equity Holder’s Ownership Percentage, indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses (without duplication), and pay to the applicable Purchaser Indemnified Parties the amount of, any and all Losses based upon, resulting from or in connection with: (i) the failure of any of the representations or warranties made by the Company in Article V of this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; (ii) the breach of any Pre-Closing Covenant on the part of the Company; (iii) any breach on the part of the Sellers, the Equity Holder Representative or their respective successors or assigns of any covenant that by its nature is to be performed after Closing; (iv) any inaccuracy in the Closing Certificate, including any failure to properly calculate the unpaid Transaction Expenses, the Debt Payoff Amount, the Estimated Closing Statement, the Redeemable Preferred Stock Redemption Amount, the Aggregate Exercise Amount, the Equity Value, or the information set forth (or required to be set forth) on the updated Exhibit A; (v) any fraud of any Equity Holder; (vi) the non-payment of any Taxes of the Company or the Subsidiaries for all Pre-Closing Tax Periods (computed in accordance with Sections 11.2(a) and (b)), except for Excluded Taxes; and (vii) the exercise by any stockholder of the Company of such stockholder’s appraisal rights under the DGCL, including all costs and expenses incurred by the Company or Purchaser in connection with any Legal Proceeding or settlement in connection therewith (it being understood that if a final determination of the fair value of any Dissenting Shares is made by a court of competent jurisdiction in connection with any such exercise of appraisal rights, then the only portion of such fair value to be included in calculation of the Losses incurred as a result of such exercise is the amount, if any, by which such fair value exceeds what otherwise would have been payable by Purchaser with respect to such Dissenting Shares in accordance with Section 3.1 hereof had they not been Dissenting Shares). (b) Subject to Sections 10.5 and 10.6 hereof, each of the Sellers hereby agrees, severally and not jointly, to indemnify and hold the Purchaser Indemnified Parties harmless from and against (without duplication), and pay to the applicable Purchaser Indemnified Parties the amount of, any and all Losses based upon, resulting from or in connection with:

69 (i) the failure of any of the representations or warranties made by such Seller in Article VI to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; and (ii) the breach of any covenant on the part of such Seller. (c) Purchaser shall use and shall cause its Affiliates to use their respective commercially reasonable efforts to mitigate and otherwise minimize any Loss to the extent required by applicable Law upon and after becoming aware of any event which would reasonably be expected to give rise to Losses that may be indemnifiable under this Section 10.2 (it being understood and agreed that any reasonable out-of-pocket fees, costs or expenses incurred in connection with such mitigation shall themselves constitute Losses, to the extent the Losses mitigated would have been indemnifiable pursuant to this Section 10.2). 10.3 Indemnification by Purchaser and Surviving Corporation. (a) Subject to Sections 10.5 and 10.6 hereof, Purchaser and the Surviving Corporation hereby jointly and severally agree to indemnify and hold the Seller Indemnified Parties harmless from and against (without duplication), and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses based upon, resulting from or in connection with: (i) the failure of any of the representations or warranties made by Purchaser or Merger Sub in this Agreement to be true and correct in all respects at the date hereof and at and as of the Closing Date; (ii) the breach of any Pre-Closing Covenant on the part of Purchaser or Merger Sub; (iii) any breach on the part of the Surviving Corporation or any of its successors or assigns of any covenant that by its nature is to be performed after Closing; and (iv) the non-payment of any Excluded Taxes. (b) Each of the Equity Holders shall use and shall cause its Affiliates to use their respective commercially reasonable efforts to mitigate and otherwise minimize any Loss to the extent required by applicable Law upon and after becoming aware of any event which would reasonably be expected to give rise to Losses that may be indemnifiable under this Section 10.3 (it being understood and agreed that any reasonable out-of-pocket fees, costs or expenses incurred in connection with such mitigation shall themselves constitute Losses, to the extent the Losses mitigated would have been indemnifiable pursuant to this Section 10.3). 10.4 Indemnification Procedures. (a) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to (i) the Equity Holder Representative, in respect of a claim for which indemnification is sought under Section 10.2(a), (ii) to the applicable Seller, in respect of a claim

70 for which indemnification is sought under Section 10.2(b), and (iii) to Purchaser, in respect of a claim for which indemnification is sought under Section 10.3, in each case prior to expiration of the applicable survival period for the provision or obligation forming the basis thereof. (b) In the event of any Indemnification Claim, the indemnified party subject to such claim shall promptly cause written notice of the assertion of such Indemnification Claim of which it has knowledge to be forwarded to (i) the Equity Holder Representative, in respect of an Indemnification Claim for which payment may be sought under Section 10.2(a), (ii) to the applicable Seller, in respect of an Indemnification Claim for which payment may be sought under Section 10.2(b), and (iii) to Purchaser, in respect of an Indemnification Claim for which payment may be sought under Section 10.3. The failure of the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3) to give reasonably prompt notice of any such Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party (or, in the case of an Indemnification Claim for which payment may be sought under Section 10.2(a), the Equity Holder Representative) shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3), and to defend against, negotiate or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder. The indemnifying party (or, in the case of an Indemnification Claim for which payment may be sought under Section 10.2(a), the Equity Holder Representative) shall not be entitled to assume control of an Indemnification Claim and the indemnifying party shall pay the reasonable fees and expenses of counsel retained by the indemnified party if (A) the Indemnification Claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, or (B) the Indemnification Claim seeks injunctive or other equitable relief, or which, if adversely determined, would impair in any material respect the financial condition, business, operations, reputation or prospects of the indemnified party. All expenses (including attorneys’ fees) incurred by the indemnified party in connection with the foregoing shall be paid by the indemnifying party. If the indemnifying party (or, in the case of an Indemnification Claim for which payment may be sought under Section 10.2(a), the Equity Holder Representative) elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3) of its intent to do so and acknowledge in writing without qualification its indemnification obligation; provided that if the Equity Holders are the indemnifying party or parties on behalf of which the Equity Holder Representative defends against, negotiates, settles or otherwise deals with such Indemnification Claim, the attorneys’ fees and other Losses incurred by the Equity Holder Representative in connection therewith shall be paid from the Administrative Expense Account and shall accordingly reduce (by the amount thereof) the Administrative Expense Account in accordance with Section 3.3(a). If the indemnifying party (or, as applicable, the Equity Holder Representative) elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim

71 for which payment may be sought under Section 10.3) may defend against, negotiate, settle or otherwise deal with such Indemnification Claim and its costs of doing so shall constitute Losses for purposes of Section 10.2 or 10.3. If the indemnifying party (or, as applicable, the Equity Holder Representative) shall assume the defense of any Indemnification Claim, the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3) may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such Person shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party (but subject to Section 10.5 and 10.6) if, (i) so requested by the indemnifying party (or, in the case of an Indemnification Claim for which payment may be sought under Section 10.2(a), the Equity Holder Representative) to participate or (ii) in the reasonable opinion of counsel to the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3), a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the indemnifying party (including, in the case of an Indemnification Claim for which payment may be sought under Section 10.2(a), the Equity Holder Representative) nor the indemnified party (including the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3) shall, without the written consent of the Equity Holder Representative or Purchaser as applicable (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party (or, in the case of an Indemnification Claim for which payment may be sought under Section 10.2(a), the Equity Holder Representative) notifies the indemnified party (including the Equity Holder Representative, in the case of Indemnification Claim in for which payment may be sought under Section 10.3) in writing of such Person’s willingness to accept the settlement offer and issue a full release of both the indemnifying party and the indemnified party and, subject to the applicable limitations of Sections 10.5 and 10.6, pay the amount called for by such offer, and the indemnified party (or, as applicable, the Equity Holder Representative) declines to accept such offer, the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3) may continue to contest such Indemnification Claim, free of any participation by the indemnifying party (or, as applicable, the Equity Holder Representative) at its own expense, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party (or the Equity Holder Representative, in the case of an Indemnification Claim for which payment may be sought under Section 10.3) declined to accept plus any other Losses of the indemnified party (or, as applicable, the Equity Holder Representative) relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the

72 indemnified party with respect to such Indemnification Claim (but in any case, subject to Section 10.5 and 10.6). (c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party (or the Equity Holder Representative, in the case of a claims for indemnification for which payment may be sought under Section 10.3) and the indemnifying party (or, in the case of a claim for indemnification for which payment may be sought under Section 10.2(a), the Equity Holder Representative) shall have arrived at an agreement with respect to a claim for indemnification hereunder, the indemnified party (or, as applicable, the Equity Holder Representative) shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter. (d) Following the determination of any applicable amount that the Equity Holders shall be obligated to indemnify pursuant to Section 10.2(a), the Equity Holder Representative shall promptly direct, in accordance with Section 3.3, the Escrow Agent to distribute to the applicable Purchaser Indemnified Party such amount in satisfaction of such obligations. 10.5 Certain Limitations on Indemnification. (a) Notwithstanding the provisions of this Article X, neither the Equity Holders nor Purchaser and the Surviving Corporation shall have any indemnification obligations for Losses under Section 10.2(a)(i), Section 10.2(b)(i) or Section 10.3(a)(i), (i) for any individual item, or group of items arising out of the same or series of similar facts, conditions or events, where the aggregate amount of Losses relating thereto is less than the Sub-Basket and where the aggregate amount of Losses relating thereto is equal to or exceeds the Sub-Basket, the Purchaser Indemnified Parties or Seller Indemnified parties, as the case may be, shall be entitled to indemnification for the full amount of such individual item (or group of items as set forth above), subject to clause (ii) below, and (ii) unless the aggregate amount of all Losses on a cumulative basis suffered by Purchaser Indemnified Parties or Seller Indemnified Parties, as the case may be, exceeds the Deductible, and then only to the extent of such excess. In no event shall the aggregate indemnification for which the Equity Holders are obligated under Section 10.2(a)(i) and Section 10.2(b)(i) exceed the Cap. The limitations on indemnification set forth in this Section 10.5(a) shall not apply to Losses based upon or resulting from the failure of any of the Fundamental Representations of the Company or of the Sellers or the Specified Representations to be true and correct in all respects at and as of the date hereof and as of the Closing Date. (b) Notwithstanding anything herein to the contrary, no Equity Holder shall be liable, other than with respect to fraud, for any amount in excess of the proceeds of the Final Merger Consideration entitled to be received by such Equity Holder pursuant to Section 3.1. Other than with respect to fraud, the Purchaser Indemnified Parties’ first recourse for indemnification by the Equity Holders under Section 10.2(a) and Section 10.2(b) shall be by application to the Escrow Amount pursuant to the terms of the Escrow Agreement, and thereafter, the Purchaser shall have recourse, at its sole discretion, to any and all of the Equity Holders in accordance with each such Equity Holder’s Ownership Percentage in an amount up to the Cap, provided that to the extent that the Escrow Amount shall have first been exhausted, the foregoing limitation shall not apply

73 to (i) Losses based upon or resulting from the failure of any of the Fundamental Representations of the Company or of the Sellers or the Specified Representations to be true and correct in all respects as of the date hereof and as of the Closing Date or (ii) claims for indemnification under Sections 10.2(a)(ii) through (vi) or Section 10.2(b)(ii). (c) No Purchaser Indemnified Party shall make any claim for indemnification under this Article X in respect of any amount to extent that it is specifically reflected in and taken into account as a Current Liability in the calculation of Net Working Capital, including any adjustment to the Final Merger Consideration pursuant to Section 3.2. 10.6 Calculation of Losses. (a) The amount of any Losses for which indemnification is provided under this Article X shall (i) be net of any Tax benefits actually recognized as a cash reduction in Taxes by the indemnified party and amounts actually recovered by the indemnified party under insurance policies or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery), (ii) be net of any amounts recovered by the indemnified party from Collateral Sources, (iii) take into account all increases in Taxes payable by the indemnified party as a result of the receipt of the indemnity payment, and (iv) to the extent not previously taken into account in computing the amount of the Loss, all increases in Taxes payable by the indemnified party for all affected taxable years and periods as a result of the event giving rise to such Loss. If amounts are recovered from a Collateral Source after an indemnifying party makes a payment to or on behalf of an Indemnified Party pursuant to this Article X, the net proceeds thereof shall promptly be remitted to the Indemnifying Party that made such payment. The parties acknowledge and agree that no right of subrogation to any rights of any party hereunder shall accrue or inure to the benefit of any Collateral Source. (b) Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any punitive damages of such other Person, except to the extent payable to a third party. 10.7 Materiality. The parties hereto hereby acknowledge and agree that, except for the representations set forth in Section 5.8(b), solely for the purpose of determining the amount of the applicable Losses (and not, for the avoidance of doubt, for purposes of determining whether a breach has occurred) qualifications as to materiality or material adverse effect (or any similar qualification) in any representation, warranty or covenant set forth herein or in any other document contemplated by this Agreement (“Materiality Qualifiers”) shall be ignored. 10.8 Exclusive Remedy. From and after the Closing, other than with respect to any fraud claim, the sole and exclusive monetary remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this Article X. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, other than with respect to any fraud claim, any and all other rights, claims and causes of action (including rights of contribution, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the Equity

74 Holders, Purchaser or the Surviving Corporation, as the case may be, arising under or based upon any Law to the extent arising out of the transactions contemplated hereby. Notwithstanding the foregoing, this Section 10.7 shall not operate to interfere with or impede the operation of the provisions of Article III concerning the (i) resolution of certain disputes relating to the Final Merger Consideration between the parties and/or by an Independent Accountant and (ii) the rights of the parties to seek equitable remedies (including specific performance or injunctive relief). ARTICLE XI TAX MATTERS 11.1 Tax Returns. (a) The Equity Holder Representative shall, at its own expense, control the preparation of all Tax Returns for the Company and the Subsidiaries for all periods ending on or before the Closing Date, and the appropriate officer(s) of the Surviving Corporation shall cooperate with the Equity Holder Representative in such preparation and shall sign and timely file same; provided such returns are prepared in accordance with applicable Law. For the avoidance of doubt, the Equity Holder Representative may prepare, and the Surviving Corporation and the Subsidiaries shall file, amended Tax Returns and claims for refund in order to carry back any net operating loss or net capital loss arising in the final Pre-Closing Tax Period. All Tax Returns that Seller prepares or causes to be prepared in accordance with this paragraph (a) shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date). Nothing in this Agreement shall be construed to impose upon Equity Holder Representative the obligation to prepare or file any Tax Return, and the parties hereto expressly agree, as between the parties, that the Company remains obligated to discharge its legal obligation to timely file all Tax Returns for any period. (b) Except as provided in Section 11.1(a) above, Purchaser and the Surviving Corporation shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Surviving Corporation and the Subsidiaries; provided, however, that (i) Purchaser and the Surviving Corporation shall provide the Equity Holder Representative with draft income Tax Returns for the Surviving Corporation and the Subsidiaries required to be prepared by Purchaser and the Surviving Corporation pursuant to this Section 11.1(b) for an Overlap Period at least twenty (20) Business Days prior to the due date for filing such Tax Returns together with a statement setting forth the amount of Tax for which the Equity Holders are responsible pursuant to Section 11.2(b) (a “Tax Statement”), (ii) at least ten (10) Business Days prior to the due date for the filing of such Tax Returns, the Equity Holder Representative shall notify Purchaser and the Surviving Corporation of the existence of any reasonable objection the Equity Holder Representative may have to any material items set forth on such draft Tax Returns or Tax Statement, and (iii) if, after consulting in good faith, Purchaser and the Equity Holder Representative are unable to resolve such objection(s),

75 such objection(s) shall be referred to an independent accounting firm mutually acceptable to Purchaser and the Equity Holder Representative for resolution on a basis consistent with the past practices of the Company and the Subsidiaries with respect to such items. If such independent accounting firm is unable to make a determination with respect to any disputed item within five (5) Business Days prior to the due date for the filing of the Tax Return in question, then Purchaser may file such Tax Return on the due date therefor without such determination having been made and without the Equity Holder Representative’s consent. Notwithstanding the filing of such Tax Return, such independent accounting firm shall make a determination with respect to any disputed item, and the amount of Taxes for which the Equity Holders are responsible under Section 11.2 shall be as determined by such independent accounting firm. The fees and expenses of such independent accounting firm shall be paid one-half by Purchaser and one-half by the Equity Holders. 11.2 Payment of Taxes. (a) Subject to the terms and conditions of Article X of this Agreement, each Equity Holder shall be responsible and liable for the timely payment of its Ownership Percentage of any and all Taxes imposed on the Company or any Subsidiary, and any Taxes for which the Company or any Subsidiary may otherwise be liable, as a result of having been a member of an affiliated group (including Taxes for which the Company or any Subsidiary may be liable pursuant to Treasury Regulation § 1.1502-6 or similar provisions of state, local or foreign law as a result of having been a member of an affiliated group and any Taxes resulting from the Company or any Subsidiary ceasing to be a member of any affiliated group) for any Pre-Closing Tax Period. Notwithstanding the foregoing, or anything herein to the contrary, the Equity Holders shall not be liable for the payment of Taxes that are Excluded Taxes. In addition, each Equity Holder shall pay the Company its Ownership Percentage of any Taxes set forth on a Tax Statement (to the extent that the Equity Holders are liable therefor and to the extent not already paid by the Equity Holders on or before the Closing Date) on or prior to the day that is three (3) Business Days prior to the due date of such Taxes; provided that if the amount determined by the independent accounting firm pursuant to Section 11.1(b) to be the responsibility of the Equity Holders is less than the amount paid in the aggregate by the Equity Holders pursuant to this sentence, the Surviving Corporation shall pay the amount of such excess to the Equity Holder Representative for the benefit of the Equity Holders. Any such payment shall thereafter be distributed by the Equity Holder Representative to the Equity Holders in accordance with their respective Ownership Percentages. For the avoidance of doubt, the Equity Holder’s reimbursement obligations shall not be subject to the limitations on indemnification set forth in Section 10.5. (b) All Taxes and Tax Liabilities (other than Excluded Taxes) with respect to the income, property or operations of the Company or any of the Subsidiaries that relate to an Overlap Period shall be apportioned between the Equity Holders, on the one hand, and Purchaser and the Surviving Corporation, on the other hand, as follows: (i) Taxes, other than those referred to in clause (ii) below, shall be apportioned by means of a closing of the books and records of the Company as of the close of business on the Closing Date, provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be apportioned between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period, and (ii) property

76 Taxes and ad valorem Taxes shall be apportioned between such two periods in proportion to the number of days in each such period. Purchaser, the Surviving Corporation and the Equity Holders shall, to the extent permitted by applicable Law, elect with the relevant Taxing Authority to treat for all purposes the Closing Date as the last day of a taxable period of the Company and the Subsidiaries. No election under Treasury Regulation Section 1.1502- 76(b)(2)(ii) to ratably allocate income to an Overlap Period shall be made. For the avoidance of doubt, all cancellation payments in respect of Options and Warrants, all employee bonus payments and other compensation payments, and all deductions attributable to Debt Payoff Amounts, repayments of Indebtedness, unamortized debt issuance expenses and Transaction Expenses together with any other properly deductible items arising in connection with the Merger and the consummation of the transactions contemplated herein paid by the Company or the Subsidiaries on or before the Closing Date (collectively, “Merger Expenses”) shall, to the extent allowable under applicable Law, be treated as incurred and deductible in a Pre-Closing Tax Period and shall be reported on the Company’s federal income Tax Return for the taxable period that includes the Closing Date to the extent allowable by Law. Following the Closing Date, Purchaser shall file consolidated and combined income Tax Returns with the Surviving Corporation and shall treat the taxable year of the Surviving Corporation as ending on the Closing Date to the extent allowable under applicable Law. Such final income Tax Returns shall include the election provided by Revenue Procedure 2011-29, 2011-18 I.R.B. 746, with respect to all eligible success-based fees that would not be payable absent the closing of the Merger. Three (3) Business Days prior to Closing, the Company shall deliver to Purchaser its reasonable good faith estimate of the Merger Expenses. 11.3 Controversies; Tax Benefits. (a) Purchaser and the Surviving Corporation shall promptly notify the Equity Holder Representative upon receipt by Purchaser or any Affiliate of Purchaser (including the Surviving Corporation and the Subsidiaries) of written notice of any Tax Matter. The Equity Holder Representative, at the Equity Holders’ sole expense (as to which each Equity Holder shall be liable for its Ownership Percentage), shall have the authority (and Purchaser shall cause the Surviving Corporation to provide the Equity Holder Representative’s tax advisors with the appropriate powers of attorney) to represent the interests of the Surviving Corporation and the Subsidiaries with respect to any Tax Matter before the IRS, any other Taxing Authority, any other Governmental Body or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter that Equity Holder Representative agrees with Purchaser that, as between Purchaser and Equity Holders, Equity Holders shall be liable for any Losses relating to Taxes that result from such Tax Matter. The Equity Holder Representative shall keep Purchaser and the Surviving Corporation fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Equity Holder Representative shall, in good faith, allow Purchaser to make comments to the Equity Holder Representative regarding the conduct of or positions taken in any such proceeding. The Equity Holder Representative shall not enter into any settlement or compromise of any Tax Matter with any Taxing Authority that would materially adversely affect the Purchaser or the Surviving Corporation or any of the Subsidiaries without the prior written

77 consent of the Purchaser or the Surviving Corporation which consent shall not be unreasonably withheld or delayed. (b) Purchaser shall have the sole right to control any audit or examination by any Taxing Authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Surviving Corporation and the Subsidiaries for all taxable periods ending after the Closing Date, except for an Overlap Period or any Tax Return that would materially adversely affect the Equity Holders as to which Purchaser and the Surviving Corporation shall (i) keep the Equity Holder Representative fully and timely informed with respect to such proceedings (by provision of information to the Equity Holder Representative), (ii) in good faith, allow the Equity Holder Representative to make comments to the Purchaser and the Surviving Corporation regarding the conduct of or positions taken in any such proceeding, (iii) allow the Equity Holder Representative to participate at its own expense in any such proceeding, and (iv) not enter into any settlement or compromise without the prior written consent of the Equity Holder Representative, which consent shall not unreasonably be withheld or delayed. (c) If, following the Closing, it is established in accordance with the procedures set forth in this Section 11.3(c) and Section 11.3(d) that Purchaser, the Surviving Corporation or any of the Subsidiaries realized a Tax Benefit, Purchaser shall pay, and shall cause the Company and its Subsidiaries to pay, to the Equity Holder Representative, for the benefit of the Equity Holders, an amount that is equal to the amount of such Tax Benefit. Any such payment with respect to a Tax Benefit shall be paid to the Equity Holder Representative within thirty (30) days following the day when Purchaser, the Surviving Corporation or any of the Subsidiaries realizes the Tax Benefit, and thereafter the payment shall be distributed by the Equity Holder Representative to the Equity Holders in accordance with their respective Ownership Percentages. A Tax Benefit will be considered to be realized (A) on the date on which a cash Tax Refund attributable to Merger Expenses is received by the Company, or (B) to the extent that the Merger Expenses do not generate a cash Tax Refund but rather reduce liability for Taxes, on the due date (including any extensions actually filed) of the Tax Return that reflects such change in liability for Taxes; provided, however, that the Company shall elect, to the extent permissible under applicable Law, to receive a cash Tax Refund with respect to such Tax Benefit rather than applying an available refund as a credit against future Tax liabilities. A Tax Benefit shall be deemed to be realized in a taxable year if, and to the extent that, the Purchaser’s, the Surviving Corporation’s or such Subsidiary’s cumulative liability for Taxes for such taxable year, calculated by excluding the relevant Tax Benefit, exceeds the Purchaser’s, the Surviving Corporation’s or such Subsidiary’s actual liability for Taxes for such taxable year, calculated by taking into account the relevant Tax Benefit, and by assuming that the Surviving Corporation recognizes all other items of income, gain, loss, deduction or credit prior to recognizing any deduction or loss with respect to such Tax Benefit. Any deductions taken into account in determining the Tax Benefits under this Section 11.3(c) shall not be taken into account in provisions of this Agreement relating to Section 11.3(e) or Section 10.6(a). Equity Holders shall refund to the Purchaser, Surviving Corporation, or such Subsidiary, as applicable, any Tax Benefit that has been paid by the Purchasers, the Surviving Corporation, or such Subsidiaries to the Equity Holder Representative if there is a subsequent determination by a taxing authority that such Tax Benefit was improperly realized. Within thirty (30) days following the filing of the Surviving Corporation’s U.S. Pre-

78 Closing Tax Returns, Purchaser shall file or caused to be filed U.S. federal and state income tax refund claims (including for previously paid estimated Taxes) carrying back any losses generated by the Merger Expenses to each open Taxable year for which a claim may properly be made under applicable Law, to the extent such amounts are not recovered pursuant to Section 6425 of the Code. Notwithstanding the foregoing, the Purchaser’s obligations under this Section 11.3(c) shall only apply with respect to any taxable periods occurring within three (3) years from the date of this Agreement. (d) If a Tax Benefit payment is due pursuant to Section 11.3(c) for any taxable year, on or prior to five days following the date on which the Surviving Corporation files its U.S. federal income Tax Return for such taxable year, Purchaser will deliver to the Equity Holder Representative an explanation and calculation of the Tax Benefit for that taxable year, along with copies of the relevant portions of Tax Returns which demonstrate the effective Tax rate and realization of a Tax Benefit and such other information as the Equity Holder Representative may reasonably request. In the event of any disagreement between the Equity Holder Representative and the Surviving Corporation with respect to the calculation of the Tax Benefit, such disagreement shall be resolved by a nationally recognized accounting firm (the “Accountants”) mutually agreed upon by the Equity Holder Representative and the Surviving Corporation and any such determination by the Accountants shall be final and binding on the parties. The fees and expenses of the Accountants shall be borne equally by the Surviving Corporation and the Equity Holders (with the amount to be borne by the Equity Holders to be borne in accordance with their respective Ownership Percentages). (e) Except to the extent that such Tax Refunds result from a deduction included in the calculation of a Tax Benefit as provided for in Section 11.3(c), any Tax Refunds that are received by the Surviving Corporation or any of its Subsidiaries that are attributable to any Pre- Closing Tax Period shall be for the account of the Equity Holders and shall be forwarded by Purchaser to the Equity Holder Representative on behalf of such Equity Holders, except to the extent that (A) such Tax Refund arises as a result of a carryback of a loss or other Tax Benefit attributable to a period (or portion thereof) beginning after the Closing Date, or (B) the facts and circumstances that gave rise to such Tax Refund result in an increased Tax liability for a period (or portion thereof) beginning after the Closing Date. Purchaser shall, if the Equity Holder Representative so requests and at the Equity Holders’ expense, cause the relevant entity (Purchaser, the Surviving Corporation or any Subsidiary or any successor) to file for and obtain any Tax Refunds to which the Equity Holder Representative is entitled hereunder. Purchaser shall forward to the Equity Holder Representative on behalf of the Equity Holders any such Tax Refund promptly after the Tax Refund is received (net of any costs incurred in obtaining such Tax Refund, including any Taxes due thereon), and the Equity Holder Representative shall distribute such Tax Refund to the Equity Holders in accordance with their respective Ownership Percentages. (f) In the event of a conflict between the provisions of this Section 11.3 and Section 10.4, the provisions of this Section 11.3 shall govern. 11.4 Amended Tax Returns; Carrybacks. Neither the Purchaser, the Surviving Corporation or any of the Subsidiaries shall file or cause to be filed any amended Tax Return or

79 claim for refund for any Pre-Closing Tax Period without the prior written consent of the Equity Holder Representative, such consent not to be unreasonably withheld, conditioned or delayed. 11.5 Prior Tax Agreements. Each Equity Holder shall terminate or cause to be terminated any and all of the Tax Sharing Arrangements, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, on the Closing Date as between such Equity Holders or any predecessor or Affiliate thereof, on the one hand, and the Surviving Corporation and any of the Subsidiaries, on the other hand, for all Taxes imposed by any Taxing Authority, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings. 11.6 Post-Closing Access and Cooperation. After the Closing Date, each of Equity Holder Representative and Purchaser shall (and shall cause their respective Affiliates to): (a) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 12.1 (relating to sales, transfer and similar Taxes); (b) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph Section 11.1 and in connection therewith, provide the other party with any necessary powers of attorney; (c) cooperate fully in preparing for and defending any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Surviving Corporation and each Subsidiary; (d) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Surviving Corporation and each Subsidiary; and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period. Purchaser agrees that it shall, from and after the Closing Date, cause the Surviving Corporation to preserve (in no worse a condition and fashion as they were at the time of Closing) all books and records of the Surviving Corporation and its Subsidiaries for the period contemplated by and otherwise subject to the terms of Section 8.9 hereof. ARTICLE XII MISCELLANEOUS 12.1 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement incurred or payable by the Company or Purchaser shall be borne by Purchaser.

80 12.2 Expenses. Except as otherwise provided in this Agreement, each of the parties shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. 12.3 Equity Holder Representative. (a) By virtue of the adoption and approval of this Agreement, each Equity Holder hereby irrevocably appoints the Equity Holder Representative as such Equity Holder’s representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of such Equity Holder in accordance with the terms and provisions of this Agreement and to act on behalf of such Equity Holder in any amendment of or litigation or arbitration involving this Agreement, including defending, negotiating, settling or otherwise dealing with claims under Article X hereof, and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Equity Holder Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement (subject to the foregoing limitation), including the power: (i) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Company or the Equity Holder to consummate the transactions contemplated by this Agreement; (ii) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement (it being understood that such Equity Holder shall execute and deliver any such documents which the Equity Holder Representative agrees to execute); (iii) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement and the transactions contemplated hereby; (iv) to deal with the Administrative Expense Account and the Escrow Account in accordance with Section 3.3, Section 3.4 and Article X; (v) to receive and disburse any amounts to be paid to Equity Holders under this Agreement; and (vi) to take all actions which under this Agreement and the transactions contemplated hereby may be taken by the Equity Holders and to do or refrain from doing any further act or deed on behalf of the Equity Holders which the Equity Holder Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement and the transactions contemplated hereby as fully and completely as such Equity Holder could do if personally present. (b) The Equity Holder Representative will not be liable to the Equity Holders for any act taken or omitted by it as permitted under this Agreement and the transactions contemplated

81 hereby, except if such act is taken or omitted in bad faith or involves fraud or willful misconduct. The Equity Holder Representative will also be fully protected against the Equity Holders in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof). (c) The Equity Holders agree, in accordance with their respective Ownership Percentages, to indemnify the Equity Holder Representative for, and to hold the Equity Holder Representative harmless against, any loss, liability or expense incurred without bad faith, fraud or willful misconduct on the part of the Equity Holder Representative, arising out of or in connection with the Equity Holder Representative’s carrying out its duties under this Agreement and the transactions contemplated hereby, including costs and expenses of successfully defending Equity Holder Representative against any claim of liability with respect thereto. The Equity Holder Representative may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken and suffered by it in good faith and in accordance with the opinion of such counsel. (d) In furtherance, and not in limitation, of the foregoing provisions of this Section 12.3, each Equity Holder executing and delivering a Letter of Transmittal shall provide the Equity Holder Representative with the power (including as representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead thereof) to similarly take such actions or refrain from taking such actions on behalf of such Equity Holder as provided to the Equity Holder Representative by the Equity Holders pursuant hereto. (e) If ACAS becomes unable or unwilling to serve as Equity Holder Representative, such other Person or Persons as may be designated by a majority of the Equity Holders, based on each Equity Holder’s Ownership Percentage, shall succeed as the Equity Holder Representative. (f) The grant of authority to the Equity Holder Representative provided for in this Section 12.3, (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy and liquidation of any of the Equity Holders, and (ii) shall survive the Closing. (g) Purchaser shall be entitled conclusively and absolutely to rely, without inquiry, upon any action of the Equity Holder Representative as the action of each Equity Holder in all matters referred to in this Section 12.3. 12.4 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the County of New Castle, State of Delaware, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties

82 hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 12.7. (c) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 12.5 Entire Agreement; Amendments and Waivers. (a) This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. (b) This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Equity Holder Representative or Purchaser, as applicable. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 12.6 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts negotiated, made and performed in such State without giving effect to the choice of law

83 principles of such state that would require or permit the application of the laws of another jurisdiction. 12.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision): If to the Company (prior to the Closing), to: Delstar, Inc. c/o Delstar Holding Corporation and Delstar Technologies, Inc.. 601 Industrial Drive Middletown, Delaware 19709 Attention : Mark Abrahams, Chief Executive Officer Facsimile : (308) 378-3687 with copies (which shall not constitute notice) to: c/o American Capital, Ltd. 505 Fifth Avenue, 26th Floor New York, NY 10017 Facsimile: (212) 213-2009 Attention: Dustin Smith American Capital, Ltd. 2 Bethesda Metro Center 14th Floor Bethesda, Maryland 20814 Facsimile: (301) 654-6714 Attention: Michael Messersmith, Esq. Nicholas Gugliuzza, Esq. If to the Equity Holder Representative or any Seller or Equity Holder, to: American Capital, Ltd., as Equity Holder Representative 505 Fifth Avenue, 26th Floor New York, NY 10017 Facsimile: (212) 213-2009 Facsimile: (301) 654-6714 Attention: Dustin Smith

84 c/o American Capital, Ltd. 2 Bethesda Metro Center 14th Floor Bethesda, Maryland 20814 Facsimile: (301) 654-6714 Attention: Michael Messersmith, Esq. Nicholas Gugliuzza, Esq. with copies (which shall not constitute notice) to: American Capital, Ltd. 2 Bethesda Metro Center 14th Floor Bethesda, Maryland 20814 Facsimile: (301) 654-6714 Attention: Compliance Officer If to the Company (after to the Closing), to: Delstar, Inc. c/o Schweitzer-Mauduit International, Inc. 100 North Point Center East Suite 600 Alpharetta, GA 30022 Facsimile: (770) 569-4209 Attention: General Counsel with copies (which shall not constitute notice) to: Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Facsimile: (312) 853-7036 Attention: Brian Fahrney and Michael Heinz If to Purchaser, to: SWM Acquisition Corp. I c/o Schweitzer-Mauduit International, Inc. 100 North Point Center East Suite 600 Alpharetta, GA 30022 Facsimile: (770) 569-4209 Attention: General Counsel

85 with a copy (which shall not constitute notice) to: Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Facsimile: (312) 853-7036 Attention: Brian Fahrney and Michael Heinz 12.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Each of the restrictions and covenants contained herein (including those set forth in Section 8.17 and 8.18) is independent and severable. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein (including those set forth in Section 8.17 and 8.18) is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be unreasonable or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform such sections to provide for a covenant having a reasonable and enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. 12.9 Conflicts and Privilege. Purchaser and the Company (on behalf of itself and its Subsidiaries) agree that, notwithstanding any current or prior representation of the Company and the Subsidiaries by A&P, Weil and OMM, A&P, Weil and OMM shall be allowed to represent any Seller, the Equity Holder Representative or any of their Affiliates in any matters and disputes (or any other matter), including in any matter or dispute adverse to Purchaser, the Company or any Subsidiary that relates to this Agreement and the transactions contemplated hereby (a “Dispute”) and Purchaser and the Company (on behalf of itself and the Subsidiaries) hereby (i) waive any claim they have or may have that A&P, Weil or OMM has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agrees that, in the event that a Dispute arises after the Closing between Purchaser, the Company or any Subsidiary and any Seller, the Equity Holder Representative or any of their Affiliates, A&P, Weil and OMM may represent such Seller, the Equity Holder Representative or Affiliate in such Dispute even though the interests of such Seller, the Equity Holder Representative or Affiliate may be directly adverse to Purchaser, the Company or the Subsidiaries and even though A&P, Weil or OMM may have represented the Company or the Subsidiaries in a matter substantially related to such Dispute, or may be handling ongoing matters for Purchaser, the Company or the Subsidiaries; provided, however, that that no such representation shall be a waiver of any

86 attorney-client privilege between the Company or any of its Subsidiaries, on the one hand, and A&P, Weil or OMM, on the other hand, and each of the Equity Holder Representative and the Sellers shall cause A&P, Weil and OMM acting as its respective counsel to not take any actions or engage in any representation that would effect or be deemed to be such a waiver. Following the Closing, Purchaser agrees that it will not (i) request from the A&P, Weil or OMM, the Equity Holder Representative or the Sellers or (ii) use or intentionally access any of the communications among A&P, Weil or OMM, the Company or any Subsidiary, and/or any Seller relating to the transactions contemplated hereby (the “Communications”) in connection with any Dispute or potential Dispute; provided, however, that nothing contained herein shall prevent Purchaser from requesting, using or accessing any Communications in connection with document production requests or discovery in any Legal Proceeding so long as such Communications would not be subject to an attorney-client privilege if they were being requested in a Legal Proceeding by an unrelated third party and such Communications are produced or required to be produced in response to such document production requests or discovery. Following the Closing, the Equity Holder Representative and the Sellers shall be permitted to use the Communications in connection with the defense of any Dispute with Purchaser, the Company or any of its Subsidiaries; provided that such use does not waive any applicable privileges or protections that can or may be asserted to prevent disclosure of any Communications to any third party. For the avoidance of doubt, nothing in this Section 12.9 or in this Agreement shall be deemed to be a waiver of any applicable privileges or protections that can or may be asserted to prevent disclosure of any Communications to any third party, and neither the Equity Holder Representative nor any Seller shall take any action, or cause A&P, Weil or OMM to take any action, that would reasonably be expected to waive any such privilege or protection as to any third party. 12.10 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company, the Sellers or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. Notwithstanding the foregoing, Purchaser and Merger Sub may, at their respective election and, solely in the case of Purchaser, without relieving any of its obligations or liabilities hereunder, assign their respective rights hereunder, in whole or in part, to an Affiliate of Purchaser without the prior written consent of the other parties hereto and, following the Closing, Purchaser and Merger Sub may freely assign any or all of their respective rights under this Agreement (including its indemnification rights under Article X), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or any other Person. No assignment of any obligations hereunder, other than by Merger Sub, shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser or Merger Sub shall also apply to any such assignee unless the context otherwise requires. 12.11 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

87 12.12 Termination of Agreements. Effective upon the Closing, each of the Company and the Sellers agree that the Stockholders Agreement shall be terminated in its entirety and no party thereto shall have any further rights, duties, liabilities or obligations of any nature whatsoever with respect to, in connection with or otherwise arising under the Stockholders Agreement. With respect to the transactions contemplated by this Agreement, each of the Company and the Sellers hereby waives compliance with the Stockholders Agreement, to the extent that any Section would require any action on the part of the Company or the Sellers on or prior to the Closing Date. 12.13 Specific Performance. Each party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party hereto and that neither party will have an adequate remedy at law. Therefore, the respective obligations of the Company, its Subsidiaries, the Sellers and the Purchaser under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for (without bond) and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. Without limiting the generality of the foregoing, each of the Sellers and the Equity Holder Representative hereby agree that, in the event of any breach or threatened breach by any Seller of any covenant or obligation set forth in Section 8.18 or Section 8.19, (a) Purchaser and its Affiliates will suffer irreparable harm which cannot adequately be compensated by monetary damages; and (b) Purchaser and its Affiliates shall be entitled, without proof of actual damages, in addition to and without limiting any other remedy that may be available to it, to obtain: (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (ii) an injunction restraining such breach or threatened breach. 12.14 No Third Party Beneficiaries. No Person other than the parties hereto and the Equity Holders shall have any rights, remedies, or benefits under any provision of this Agreement, other than Section 8.7 and Article X (to the extent provided therein). 12.15 Conflicts Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, certificate, document or instrument contemplated hereby, this Agreement shall govern and control. 12.16 Consents. Purchaser agrees and acknowledges that, following the Closing, the Equity Holders and the Equity Holder Representative shall have no liability whatsoever to Purchaser (and Purchaser shall not be entitled to assert any claims) arising out of or relating to the failure to obtain any material consents that may have been or may be required in connection with the transactions contemplated by this Agreement and are expressly set forth on Schedule 5.3(a) or Schedule 5.3(b). 12.17 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

88 12.18 Non-Recourse. Following the Closing, no claims or causes of action may be brought or maintained against any past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) which is not otherwise expressly identified as a party hereto, and no recourse shall be brought or granted against any of the foregoing in such capacities, in each case, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of any party hereto set forth or contained in this Agreement or any exhibit or Schedule hereto or any certificate delivered hereunder. ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above. PURCHASER: SWM ACQUISITION CORP. I By: Name: Frederic Villoutreix Title: President MERGER SUB: SWM ACQUISITION CORP. II By: Name: Frederic Villoutreix Title: President GUARANTOR (solely for the limited purposes of Section 2.14): SCHWEITZER-MAUDUIT INTERNATIONAL, INC. By: Name: Frederic Villoutreix Title: Chairman of the Board and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger] COMPANY: DELSTAR, INC. By: Name: Title:

[Signature Page to Agreement and Plan of Merger] SELLERS: AMERICAN CAPITAL, LTD. By: Name: Title: AMERICAN CAPITAL EQUITY I, LLC By: American Capital Equity Management, LLC, its Manager By: Name: Title: AMERICAN CAPITAL EQUITY II, LP By: American Capital Equity Management II, LLC, its General Partner By: Name: Title:

[Signature Page to Agreement and Plan of Merger] By: [Other Shareholders]

[Signature Page to Agreement and Plan of Merger] For Purposes of Sections 3.1, 3.2, 3.3, 3.4, 8.9, 8.10, 10.4 and Articles XI and XII hereof in the capacity of Equity Holder Representative: AMERICAN CAPITAL, LTD. By: Name: Title:

Exhibit A Equity Holders Information See attached.

Exhibit B Escrow Agreement (see attached)